UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Nutanix, Inc.

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Notice of

2021 Annual Meeting and

Proxy Statement

9:00 a.m., Pacific Time

Friday, December 10, 2021

Virtual Meeting Site: www.virtualshareholdermeeting.com/NTNX2021

VISION

Make clouds invisible, freeing customers to focus on their business outcomes

MISSION

Dear Stockholders

This December will mark my first year as CEO of Nutanix. Pandemic notwithstanding, the journey so far has been unquestionably gratifying and I am proud of what we’ve been able to achieve together under a challenging macroeconomic environment. We unveiled our new vision, shared our multi-year strategy and financial plan, delivered significant enhancements to our Nutanix Cloud Platform, continued to gain strong customer adoption, and consistently beat street estimates of key financial metrics throughout fiscal year 2021. We achieved a lot this year, yet there is a lot more work ahead of us over the coming years.

Strategic Vision and Priorities in Place

When I started at Nutanix, the company was the market leader in hyperconverged infrastructure (HCI), had products that customers and the analyst community loved, a deep pool of top-tier talent, and finally, a fortified balance sheet from the then recent Bain Capital investment. With that as the foundation, we identified opportunities to further evolve the company into a hybrid multicloud leader that can deliver at-scale solutions, build the “expand and renew” muscle needed to flourish as a subscription company, leverage strategic partnerships for growth, and have a disciplined investment strategy to deliver value to our stockholders. We unveiled all of this, and our multi-year strategic plan, at our Investor Day event in June 2021.

Our vision is to make clouds invisible for our customers, freeing them to focus on achieving their business outcomes. We plan to achieve this by delighting customers with a simple, open, hybrid multicloud software platform with rich data services to build, run, and manage any application. This vision and mission give us a large market opportunity to pursue and delight customers as we have done over the last decade.

Market Opportunity Bigger Than Ever

The foundation of Nutanix’s growth lies in the secular and accelerating phenomenon of data center modernization – be it in the private cloud, public cloud, or a mix of both in what many call the hybrid multicloud model. In looking at Gartner and IDC market reports(1), as well as talking to many CIOs, we believe that this is a multiyear opportunity conservatively estimated at $35 billion(2) of annual addressable market for Nutanix by our fiscal year 2025. Our emerging products address adjacencies to this core opportunity in the areas of cloud management, unified storage, database-as-a-service, and desktop-as-a-service (DaaS). We believe these adjacencies will expand our annual addressable market to north of $60 billion(2) annually when combined with our core market by our fiscal year 2025. Clearly, we will not be limited by opportunity for the next several years. Our focus should and will be on executing and capturing this opportunity while continuing to look at additional adjacent markets to innovate in.

Product Strategy to Capture Opportunity

In its first decade, Nutanix disrupted the status quo by converging infrastructure and consolidating compute, storage, and networking through its HCI offering. The second decade will be defined by the convergence of disparate clouds for our customers – offering a simple platform through which customers can manage deployments across private and public clouds. Increasingly, our customers are telling us that this is where they see their IT strategy headed. Our newly redesigned Nutanix Cloud Platform brings together five key solution areas – cloud infrastructure, cloud management, unified storage, database services, and desktop services. Together, this unified platform will power all of the applications customers need to operate their IT infrastructure.

Our solutions are uniquely positioned in the hybrid multicloud world because of our data centricity and simplicity. Our origins are as a data centric company offering all storage types, the best performance for cost, ease of data mobility, and finally security and governance. With data tiering, disaster recovery (DR), and backups as the prominent use cases in hybrid deployments, we are in pole position. Our simplicity and ease of use have long been hallmarks of why customers appreciate us – they love the 1-click simplicity we bring to hybrid multicloud. Combined with world class customer experience, our fundamental belief in offering choice to our customers on everything from business model to technology platforms, sets us apart.

Maturing Business Model to Augment Strategy

As we start fiscal 2022, over 90% of our revenue is now from our subscription business. We have transformed into a full-fledged subscription company whose focus is not just on “land and expand” but also on “adopt and renew.” And to this end, we have been hard at work building a renewal engine to efficiently transact an increasing share of our business that will be coming from more predictable renewals. Early signs point to a strong Gross Retention Rate (GRR) comparable to the best subscription companies in the industry.

The transition to an Annual Contract Value (ACV) based sales model at the beginning of fiscal year 2021 is also paying dividends with new ACV (business from new and upsell) sales productivity increasing, average contract terms declining (as expected), and unit economics for transactions improving. It has also resulted in an increasing share of emerging products being sold as part of our deals, further growing our deal sizes and share of the obtainable market. All of this has resulted in higher growth rates despite the macroeconomic uncertainty and the inability of our sales teams to meet with our customers in-person.

Our success in advancing strategic partnerships is another source of leverage for our sales teams. Recent partnerships with Hewlett Packard Enterprise and Lenovo are gaining momentum with their as-a-Service offerings as well as broadened support for their platforms. With Clusters, we’ve now extended the same goodness that AOS offers in the private cloud to the public cloud through our partnerships with Amazon Web Services (AWS) and Microsoft Azure, further expanding our addressable market. Finally, our most recent partnership announcement with Red Hat has opened more enterprise customer opportunities for us as we collaborate with Red Hat to deliver a complete stack to enable customers to deploy containerized and virtualized workloads on our platform in a hybrid multicloud world.

Prioritizing Strong Growth and Profitability

With all of our product, partnership, and go-to-market initiatives, our focus remains on profitable growth over the next several years. Healthy new ACV growth together with renewals are expected to drive 25%+ ACV growth through fiscal year 2025 and fiscal year 2021 provided one solid data point on that journey. With a strong focus on disciplined investments in go-to-market, lower cost of acquiring renewals, and targeted bets on high growth market segments, we were able to bring our sales and marketing costs as a percentage of revenue from 79% in fiscal year 2020 down to 67% in fiscal year 2021. We expect this trend to continue and anticipate it to be 49%-51% in fiscal year 2023. With strong top line growth and focus on efficiency, we are on track to achieve positive free cash flow (FCF) by the second half of calendar 2022. We expect to achieve operating profit between the second half of fiscal year 2023 and the first half of fiscal year 2024. And finally, our balance sheet continues to remain strong as a result of the capital raise in September 2020 and improving free cash flow in fiscal year 2021.

As we begin fiscal 2022, I believe it is a great time to be a Nutanix stockholder. Our market opportunity is large and our share of the market continues to grow. We have a strong hybrid multicloud product strategy in place to address the clear opportunity ahead of us. Our subscription business model is coming along nicely, resulting in a much higher level of predictability to our topline, and the opportunity for substantial sales and marketing expense leverage as renewals become a larger portion of our business. We are focused on disciplined and purposeful spending to help us reach our profitability goals. Through it all, we continue to delight our customers and they continue to love us. All signs of a healthy and vibrant company with immense potential to grow and remain a market leader for many years to come.

Thank you for your continued trust and faith in us.

Rajiv Ramaswami
President and Chief Executive Officer

(1)	Certain information contained herein, including our projections about our addressable markets, may relate to or be based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data are reliable as of the date hereof, they have not been independently verified, and we make no representation as to the adequacy, fairness, accuracy, or completeness of any information obtained from third-party sources.
(2)	The addressable markets data included herein are our estimates derived from IDC and Gartner forecasts regarding the component markets with adjustments, some of which are based on our internal assumptions and market experience and knowledge, made to focus only on the segments of the applicable markets that we believe are applicable to our business.

Cautionary Note Regarding Forward-Looking Statements. This letter and the accompanying proxy statement contain forward-looking statements, which statements involve substantial risks and uncertainties. Other than statements of historical fact, all statements contained in this proxy statement, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “plan,” “intend,” “could,” “would,” “expect,” or words or expressions of similar substance or the negative thereof, that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements included in this letter and the accompanying proxy statement include statements regarding (i) our addressable markets, (ii) our Gross Retention Rate, (iii) our expected ACV growth, (iv) our expected sales and marketing costs as a percentage of revenue, (v) our positive free cash flow by the second half of calendar 2022, (vi) our expected achievement of operating profit between the second half of fiscal year 2023 and the first half of fiscal year 2024, (vii) the continued growth of our share of the market, and (viii) being a market leader for many years to come. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs in light of the information currently available to us. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 21, 2021. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events

Notice of 2021 Annual Meeting of Stockholders

To Be Held Virtually on Friday, December 10, 2021 at 9:00 a.m., Pacific Time

To the Stockholders of Nutanix, Inc.:

On behalf of our board of directors, it is our pleasure to invite you to attend the 2021 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Nutanix, Inc. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/NTNX2021, originating from San Jose, California, on Friday, December 10, 2021 at 9:00 a.m., Pacific Time.

We are holding the Annual Meeting for the following purposes:

PROPOSALS		BOARD VOTE RECOMMENDATION	FOR FURTHER DETAILS
1	Election of Three Class II Directors Named in the Proxy Statement	FOR	Page 11
2	Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2022	FOR	Page 19
3	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	Page 22

We are also holding the Annual Meeting to conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is October 12, 2021. Only stockholders of record of our Class A common stock and Class B common stock at the close of business on the record date may vote at the Annual Meeting.

On or about October 26, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report. This notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your notice or proxy card.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12:00 p.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on our investor relations website at http://ir.nutanix.com.

By Order of the Board of Directors,

President and Chief Executive Officer

San Jose, California October 26, 2021

You are cordially invited to attend the virtual Annual Meeting. YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting. If your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Internet Visit the website listed on your proxy card	Telephone Call the telephone number on your proxy card	Mail Sign, date, and return your proxy card in the enclosed envelope	Vote During the Meeting Vote online during the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders Meeting to be Held on December 10, 2021: This Notice, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

Proxy Statement

For the 2021 Annual Meeting of Stockholders

To Be Held on Friday, December 10, 2021 at 9:00 a.m., Pacific Time

Our board of directors is soliciting your proxy to vote at the 2021 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Nutanix, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/NTNX2021, originating from San Jose, California, on Friday, December 10, 2021 at 9:00 a.m., Pacific Time.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2021, to our stockholders primarily via the Internet. On or about October 26, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings.

Only stockholders of record of our Class A common stock and Class B common stock at the close of business on October 12, 2021, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 211,353,149 shares of Class A common stock and 5,572,877 shares of Class B common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our principal place of business at 1740 Technology Dr., Suite 150, San Jose, California 95110. The stockholder list will also be available online during the Annual Meeting to stockholders participating in the Annual Meeting.

Our Annual Report on Form 10-K for the fiscal year ended July 31, 2021, which contains our consolidated financial statements as of and for our fiscal year ended July 31, 2021, accompanies this proxy statement. You also may obtain, without charge, a copy of this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2021, which was filed with the SEC on September 21, 2021, by writing to our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110 or by following the directions set forth in the Notice.

In this proxy statement, we refer to Nutanix, Inc. as “Nutanix,” “we,” “us” or “our company” and the board of directors of Nutanix, Inc. as “our board of directors.” The content of any websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

NUTANIX, INC. 2021 PROXY STATEMENT	1

Proxy Voting Roadmap

This roadmap highlights certain information contained elsewhere in this proxy statement. This roadmap does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

Annual Meeting Information

Date	Friday, December 10, 2021
Time	9:00 a.m. Pacific Time
Virtual Meeting Site	www.virtualshareholdermeeting.com/NTNX2021
Record Date	October 12, 2021

Proposal 1	Election of Three Class II Directors (SEE PAGE 11)
FOR	Our board of directors recommends a vote FOR CRAIG CONWAY, VIRGINIA GAMBALE, AND BRIAN STEVENS AS Class II directorS.

Nominees

Our Class II directors currently consist of Craig Conway, Virginia Gambale, and Brian Stevens. Mr. Conway, Ms. Gambale, and Mr. Stevens have each been nominated to continue to serve as Class II directors, and each of them has agreed to stand for re-election at the Annual Meeting. The following provides summary information about each Class II director nominee.

Name	Age	Position/Office	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent	Tenure
Craig Conway	67	Director		Member	Member		4 years
Virginia Gambale	62	Chair of the Board	Member		Chair		1 year
Brian Stevens	58	Director		Member			2 years

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm (SEE PAGE 19)
FOR	Our board of directors recommends a vote FOR this Proposal 2.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2020 and 2021.

	Fiscal Year Ended July 31,
	2020	2021
Audit fees(1)	$3,371,895	$3,511,013
Audit-related fees(2)	188,000	210,000
Tax fees(3)	775,579	600,018
Total fees	$4,335,474	$4,321,031

2	NUTANIX, INC. 2021 PROXY STATEMENT

Proposal 3	Advisory Vote TO APPROVE the Compensation of our Named Executive Officers (SEE PAGE 22)
FOR	Our board of directors recommends a vote FOR this Proposal 3.

Executive Compensation Philosophy

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success and to align our executives with the long-term interests of our stockholders. Our desire is to create a premier enterprise cloud platform software company, and our compensation philosophy is singularly focused on the achievement of that goal.

Components of our Executive Compensation Program

Our executive compensation program generally consists of the following primary components: (i) base salary; (ii) target and actual annual incentive compensation, (iii) long-term equity compensation, and (iv) severance and change of control-related payments and benefits. Our executive officers participate in employee benefit programs generally made available to all of our eligible employees.

PRSUs are a Standard Component of Fiscal Year 2022 Annual Equity Awards

In October 2021, as part of its annual review, our compensation committee determined to further align pay with performance and the interests of our executives with the interests of our stockholders by implementing performance-based restricted stock units (“PRSUs”) as a standard component of fiscal year 2022 annual equity awards granted to our executive officers, comprising 50% of each award. The PRSUs are based on the total shareholder return of our company relative to the total shareholder return of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years. To mitigate the influence of interim fluctuations in performance during the first two measurement periods, the achievement percentage is capped at 100% for the first two measurement periods. The compensation committee believed that interim measurement periods were an appropriate design feature for the PRSUs as a transition for the executive officers from time-based restricted stock units (“RSUs”) to performance-based long-term incentive RSUs.

New-Hire Compensation for Rajiv Ramaswami

Transitioning from a Founder-Led Company. Four years after our initial public offering in 2016, we announced in August 2020 that Dheeraj Pandey, our company’s co-founder and then CEO, would be retiring from our company. As we entered our next phase of growth, our board of directors and Mr. Pandey agreed that we had reached an inflection point requiring the next generation of leadership.

Why Rajiv Ramaswami. As a growth company operating in a rapidly evolving industry, identifying the right leaders to guide our company forward is vital to our success. Our board of directors deems succession planning a core responsibility and had begun that process for senior leadership. Given our relatively short operating history as a public company and the uniqueness of the skill set required of the next CEO, our board of directors focused its search primarily on external candidates who had the experience of operating a large-scale enterprise in our industry. Following an extensive CEO search process, our board of directors appointed Rajiv Ramaswami as our President and CEO midway through the second quarter of fiscal year 2021. Mr. Ramaswami’s unique combination of technical proficiency, industry knowledge, and experience as an operating executive has prepared him to undertake the CEO role at our company, which requires an understanding of how our solutions operate across all IT environments, and the unique challenges faced by our customers in operating their datacenters in a hybrid multicloud world, and a vision of how to build upon our company’s customer-focused and solutions-oriented culture. With more than 30 years of experience building and scaling businesses in cloud services, software, and network infrastructure, Mr. Ramaswami’s background is the perfect fit for this role. Our compensation committee designed a new-hire compensation package to incentivize Mr. Ramaswami to join our company from his well-established leadership position at his former employer and effectively align his incentives with value creation for our stockholders.

NUTANIX, INC. 2021 PROXY STATEMENT	3

Mr. Ramaswami’s Make-Whole New-Hire Compensation Design. To ensure Mr. Ramaswami’s incentives are aligned with value creation for our stockholders, 95% of the total targeted value of his new-hire compensation package was in the form of a long-term incentive sign-on equity award.

•	The sign-on equity award is intended as “make-whole” compensation for the value of unvested equity that he forfeited upon his departure from his previous employer.
•	65% of the sign-on equity award is in the form of PRSUs with rigorous stock price performance hurdles, which would not be eligible to vest unless he drove value for our stockholders after joining our company.
•	The sign-on equity award contains a retentive time-based component.

The mix of the total targeted value of Mr. Ramaswami’s new-hire compensation package was as follows:

MR. RAMASWAMI'S NEW-HIRE TARGETED COMPENSATION MIX

97.5% VARIABLE PAY (AT RISK)

(1)	Consists of sign-on-equity award, 65% of which is in the form of PRSUs and 35% of which is in the form of time-based RSUs. The targeted value of the sign-on equity award is based on the value approved by our compensation committee, rather than the grant date fair value of the equity award calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation - Stock Compensation ("ASC Topic 718") as reported in the "Fiscal Year 2021 Summary Compensation Table" appearing on page 46 of this proxy statement.

4	NUTANIX, INC. 2021 PROXY STATEMENT

Corporate Governance

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted corporate governance guidelines that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other governance policies. In addition, our board of directors has adopted written charters for its standing committees (audit, compensation, and nominating and corporate governance), as well as a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our nominating and corporate governance committee reviews the corporate governance guidelines annually and recommends changes to our board of directors as warranted. The corporate governance guidelines, the committee charters, and the code of business conduct and ethics, and any waivers or amendments to the code of business conduct and ethics, are all available in the “Governance” section of our investor relations website at http://ir.nutanix.com.

Board of Directors and its Committees

Current Composition of the Board of Directors and its Committees

Name	Age	Position/Office	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent	Tenure
Class II directors whose terms expire at the Annual Meeting
Craig Conway	67	Director		Member	Member		4 years
Virginia Gambale	62	Chair of the Board	Member		Chair		1 year
Brian Stevens	58	Director		Member			2 years
Class III directors whose terms expire at the annual meeting of stockholders after the end of fiscal year 2022
David Humphrey	44	Director			Member		1 year
Rajiv Ramaswami	55	President and CEO					< 1 year
Class I directors whose terms expire at the annual meeting of stockholders after the end of fiscal year 2023
Susan L. Bostrom	61	Director		Chair			4 years
Steven J. Gomo	69	Director	Chair		Member		6 years
Max de Groen	36	Director	Member	Member			1 year

Gender and Ethnic Diversity	Independent Directors

NUTANIX, INC. 2021 PROXY STATEMENT	5

Director Independence

Our Class A common stock is listed on the Nasdaq Global Select Market tier of The Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq listing rules, a majority of our board of directors must be comprised of independent directors. In addition, the listing rules of Nasdaq require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent. Under Nasdaq listing rules, a director will only qualify as an “independent director” if (i) the director meets the objective tests for independence set forth in Nasdaq listing rules and (ii) the director does not have a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director (i) meets the objective tests for independence set forth in Nasdaq listing rules and (ii) has a material relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As a result of this review, our board of directors determined that seven out of our eight current directors are independent directors. Our independent directors are Mses. Bostrom and Gambale and Messrs. Conway, de Groen, Gomo, Humphrey, and Stevens. In addition, our board of directors determined that Sohaib Abbasi, Ravi Mhatre, and Jeffrey T. Parks were independent directors during the time that they served as directors during fiscal year 2021.

Board Leadership Structure

Our nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors as our nominating and corporate governance committee deems appropriate. Our corporate governance guidelines also provide that if our board of directors does not have an independent Chair of the Board, our board of directors will appoint a lead independent director.

Currently, our board leadership structure separates the positions of CEO and Chair of the Board. Mr. Ramaswami has served as our President and CEO since December 2020, and Ms. Gambale, an independent director, has served as our Chair of the Board since June 2021. Separating the positions of CEO and Chair of the Board allows our CEO to focus on our day-to-day business, while allowing our Chair of the Board to lead our board of directors in its oversight of management. Our board of directors believes that its independence and oversight of management are maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or company management on a periodic basis, but no less than twice a year.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Chief Legal Officer at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our corporate governance guidelines, all such communication will be reviewed by the Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chairman of our board of directors.

Committees of the Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, which have the composition and responsibilities described below. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of the audit, compensation, and nominating and corporate governance committees are available in the “Governance” section of our investor relations website at http://ir.nutanix.com/company/esg. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

6	NUTANIX, INC. 2021 PROXY STATEMENT

Audit Committee

Our audit committee is comprised of Ms. Gambale and Messrs. Gomo and de Groen, each of whom is a non-employee member of our board of directors. Mr. Gomo is the Chair of our audit committee. Our board of directors has determined that each member of our audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC. Our board of directors has also determined that Messrs. Gomo and de Groen each qualifies as an “audit committee financial expert,” as defined in SEC rules, and satisfies the financial sophistication requirements of Nasdaq. The audit committee is responsible for, among other things:

•	selecting and hiring our independent registered public accounting firm;
•	evaluating the performance and independence of our registered public accounting firm;
•	pre-approving the audit and any non-audit services to be performed by our independent registered public accounting firm;
•	reviewing our internal controls and the integrity of our audited financial statements;
•	reviewing the adequacy and effectiveness of our disclosure controls and procedures;
•	overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;
•	reviewing and discussing with management and the independent registered public accounting firm, our audited and quarterly unaudited financial statements, the results of our annual audit, and our publicly-filed reports;
•	reviewing and discussing with management and the independent registered public accounting firm, our major financial risk exposures and the steps management has taken to monitor and control those exposures;
•	reviewing and overseeing any related person transactions; and
•	preparing the audit committee report in our annual proxy statement.

Compensation Committee

Our compensation committee is comprised of Ms. Bostrom and Messrs. Conway, de Groen and Stevens, each of whom is a non-employee member of our board of directors. Ms. Bostrom is the Chair of our compensation committee.

Our board of directors has determined that each member of our compensation committee meets the requirements for independence under the rules of Nasdaq and the SEC, and is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The compensation committee is responsible for, among other things:

•	reviewing and approving our CEO’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements, and any other benefits, compensation or arrangements;
•	administering our equity compensation plans;
•	overseeing our overall compensation philosophy, compensation plans and benefits programs;
•	reviewing the compensation disclosures in our annual proxy statement; and
•	reviewing and monitoring matters related to human capital management, including talent acquisition and retention and diversity.

NUTANIX, INC. 2021 PROXY STATEMENT	7

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has been an officer or employee of our company. None of our executive officers currently serves, or during fiscal year 2021 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our compensation committee or our board of directors.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Ms. Gambale and Messrs. Conway, Gomo, and Humphrey, each of whom is a non-employee member of our board of directors. Ms. Gambale serves as the Chair of the committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence under the rules of Nasdaq. The nominating and corporate governance committee is responsible for, among other things:

•	determining the qualifications required to be a member of the board of directors and recommending to the board of directors the criteria to be considered in selecting director nominees;
•	evaluating and making recommendations regarding the composition, organization and governance of our board of directors and its committees;
•	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;
•	developing and monitoring a set of corporate governance guidelines;
•	overseeing and periodically reviewing our environmental, social and governance activities, programs and public disclosure; and
•	reviewing and approving conflicts of interest of our directors and officers, other than related-person transactions reviewed by the audit committee.

Other Committees

Pursuant to our amended and restated bylaws, the board of directors may designate other standing or ad hoc committees to serve at the discretion of the board of directors from time to time. For example, the board of directors has delegated certain authority to an equity award committee (comprised of Mr. Ramaswami).

Board and Committee Meetings and Attendance

Our board of directors is responsible for the oversight of company management and strategy and for establishing corporate policies. Our board of directors and its committees meet throughout the year on a regular basis and also hold special meetings and act by written consent from time to time. Our board of directors met 14 times (including regularly scheduled and special meetings) during our last fiscal year. Our audit committee met ten times during fiscal year 2021. Our compensation committee met eleven times during fiscal year 2021. Our nominating and corporate governance committee met five times during our last fiscal year. During fiscal year 2021, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which the director served at the time.

We encourage our directors and nominees for director to attend our annual meeting of stockholders but do not require that they attend. Ten of our eleven then-incumbent directors attended our 2020 annual meeting of stockholders.

8	NUTANIX, INC. 2021 PROXY STATEMENT

Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. Our board of directors, as a whole, is responsible for determining the appropriate level of risk for our company, assessing the specific risks that we face and reviewing management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors is responsible for administering this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and addressing risks inherent in their respective areas.

Our audit committee considers and discusses our major financial risk exposures (including cybersecurity and product security risks) and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax and audit related risks as well as risks associated with the ongoing COVID-19 pandemic. In addition, among other matters, management provides our audit committee with periodic reports on our compliance programs and investment policy and practices.

ESG at Nutanix

In demonstrating our commitment to environmental, social, and governance issues and the important part they play in our success, we published our first annual Environmental, Social, and Governance Report in 2021. We encourage you to read our Environmental, Social, and Governance Report at www.nutanix.com/company/social-responsibility. The report provides a high-level overview on our views, approach to, and performance around environmental, social, and governance matters. The report is not incorporated by reference herein and is not a part of this proxy statement.

Nominations Process and Director Qualifications

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our policies, our amended and restated certificate of incorporation and amended and restated bylaws, our corporate governance guidelines, the criteria adopted by our board of directors regarding director candidate qualifications, and the requirements of applicable law. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and amended and restated bylaws, using the same criteria to evaluate all such candidates. A stockholder that wishes to recommend a candidate for election to the board of directors may send a letter directed to our Chief Legal Officer at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The letter must include, among other things, the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, and information regarding any relationships between the candidate and our company. Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth above under “Questions and Answers About Proxy Materials and Voting” and in our amended and restated bylaws.

Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the nominating and corporate governance committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

NUTANIX, INC. 2021 PROXY STATEMENT	9

Bain Board Nomination Rights

In August 2020, we entered into an investment agreement with BCPE Nucleon (DE) SPV, LP (collectively with its affiliates, “Bain”) relating to the issuance and sale to Bain of $750 million in an initial aggregate principal amount of our 2.50% convertible senior notes due 2026. Pursuant to this investment agreement, we appointed two Bain nominees, David Humphrey and Max de Groen, to our board of directors in September 2020. In addition, in general, Bain will have the right to nominate a nominee at each annual meeting or action by written consent at which the Bain designee’s term as a director expires, provided, however, that if, at any time, Bain beneficially owns less than 50% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement), Bain will be entitled to have only one nominee designated to our board of directors, and if, at any time, Bain beneficially owns less than 25% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement), Bain will not be entitled to have any nominee designated to our board of directors. Further, Bain will not have a right to nominate (i) a second member to our board of directors, if Bain beneficially owns less than 9.09% of all of our common stock then outstanding (on an as-converted basis, and assuming full physical settlement), even if Bain otherwise beneficially owns at least 50% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement), or (ii) any member to our board of directors, if Bain collectively beneficially owns less than 4.0% of all of our common stock then outstanding (on an as-converted basis, and assuming full physical settlement), even if Bain otherwise beneficially owns at least 25% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement).

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation, amended and restated bylaws, corporate governance guidelines, and charters of the board committees, the nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on the board of directors: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing board of directors, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities. When considering nominees, our nominating and corporate governance committee may take into consideration many other factors including, among other things, the candidates’ character, integrity, judgment, independence, area of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, and the size and composition of the board of directors and the needs of the board of directors and its committees. Our board of directors and nominating and corporate governance committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our board of directors and success of our company. Accordingly, through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The nominating and corporate governance committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

The brief biographical description of each director set forth in “Proposal 1 – Election of Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

10	NUTANIX, INC. 2021 PROXY STATEMENT

Proposal 1	Election of Directors
FOR	Our board of directors recommends a vote FOR CRAIG CONWAY, VIRGINIA GAMBALE, AND BRIAN STEVENS AS Class II directorS.

Our board of directors currently consists of eight members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following their election. Our directors are divided into three classes as follows:

•	Class I directors: Susan L. Bostrom, Steven J. Gomo, and Max de Groen, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending July 31, 2023;
•	Class II directors: Craig Conway, Virginia Gambale, and Brian Stevens, whose terms will expire at the upcoming Annual Meeting, unless re-elected; and
•	Class III directors: David Humphrey and Rajiv Ramaswami, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending July 31, 2022.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control of our company.

Mr. Conway, Ms. Gambale, and Mr. Stevens are currently Class II directors. Mr. Conway, Ms. Gambale, and Mr. Stevens have each been nominated to continue to serve as Class II directors, and each of them has agreed to stand for re-election at the Annual Meeting. Our management has no reason to believe that any of Mr. Conway, Ms. Gambale, and Mr. Stevens will be unable to serve as Class II directors. If elected at the Annual Meeting, Mr. Conway, Ms. Gambale, and Mr. Stevens would each serve until the annual meeting of stockholders to be held after the end of fiscal year 2024 and until his or her successor has been duly elected, or if sooner, until his or her death, resignation or removal.

Vote Required

Directors are elected by a plurality of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors. Withhold votes and broker non-votes have no legal effect on the outcome. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

NUTANIX, INC. 2021 PROXY STATEMENT	11

Class II Nominees for Re-Election at the Annual Meeting

CRAIG CONWAY
Independent Director since: October 2017 Committees: Compensation, Nominating and Corporate Governance	Mr. Conway has served as a member of our board of directors since October 2017. Mr. Conway previously served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway currently serves on the board of directors of Salesforce.com, a cloud-based customer relationship management company. Mr. Conway previously served as a director of Advanced Micro Devices, Inc., a semiconductor company, from September 2009 until May 2013, and Guidewire Software, Inc., a provider of software products to insurance companies, from December 2010 until January 2019. Mr. Conway holds a B.S. in Computer Science and Mathematics from the State University of New York at Brockport. Our board of directors believes that Mr. Conway is qualified to serve as a member of our board of directors based on his extensive and broad management experience, gained from his background as the president and chief executive officer of multiple technology companies and from serving on the board of directors of several public companies.
VIRGINIA GAMBALE
Independent Chair of the Board Director since: June 2020 Committees: Audit, Nominating and Corporate Governance (Chair)	Ms. Gambale has served as a member of our board of directors since June 2020. Ms. Gambale is Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies for financial services, consumer and technology companies. Prior to founding Azimuth Partners in 2003, Ms. Gambale held senior management positions at Merrill Lynch, Bankers Trust, Deutsche Bank and Marsh & McLennan. She was also the Head of Deutsche Bank Strategic Ventures, and subsequently a General Partner at Deutsche Bank Capital and ABS Ventures until founding Azimuth Partners. Ms. Gambale has also served on the boards of directors of: FD Technologies, a provider of software and consulting services, since March 2015; Virtu Financial, Inc., a financial services company, since January 2020; Core BTS, an IT solutions consulting and managed services provider, since July 2020; and Jamf Holding Corp., a provider of Apple enterprise management, infrastructure and security platform, since May 2021. She also previously served on numerous international public and private boards, including Regis Corporation, JetBlue Airways, Piper Jaffray, Workbrain, Synchronoss Technologies and IQ Financial. Ms. Gambale holds a B.S. Degree in Mathematics and Computer Science from the New York Institute of Technology. Our board of directors believes that Ms. Gambale is qualified to serve as a member of our board of directors because of her extensive prior experience in senior leadership positions in finance and technology, as well as her time spent serving on the boards of numerous public and private companies.
BRIAN STEVENS
Independent Director since: June 2019 Committees: Compensation	Mr. Stevens has served as a member of our board of directors since June 2019. Mr. Stevens has served as Chief Executive Officer of Neural Magic, a private machine learning company, since March 2021, and as its Executive Chairman from July 2019 until March 2021. Mr. Stevens has also served as a member of the board of directors of Genpact Limited since May 2020. He previously served as Chief Technology Officer from April 2017 to May 2019 and as Vice President of Product from September 2014 to May 2019 of Google Cloud, where he was responsible for leading the technology vision for Google’s public cloud offering. Prior to Google, from November 2001 until September 2014, Mr. Stevens served in various positions at Red Hat, Inc., an open source solutions company, including as Chief Technology Officer and Executive Vice President of Worldwide Engineering from September 2013 until September 2014. Mr. Stevens has also served on various boards in the past including the American Red Cross, IEEE, Pentaho, Data Gravity, and the Open Stack Foundation. He holds a B.S. in Computer Science from the University of New Hampshire and an M.S. in Computer Systems from Rensselaer Polytechnic Institute. Our board of directors believes that Mr. Stevens is qualified to serve as a member of our board of directors because of his extensive business experience and expertise in our industry, gained from his substantial leadership roles as well as his time spent serving on the boards of other technology companies.

12	NUTANIX, INC. 2021 PROXY STATEMENT

Class III Directors Continuing in Office Until the Annual Meeting of Stockholders After the End of the Fiscal Year Ending July 31, 2022

DAVID HUMPHREY
Independent Director since: September 2020 Committees: Nominating and Corporate Governance	Mr. Humphrey has served as a member of our board of directors since September 2020. Mr. Humphrey is currently a managing director in the Technology, Media & Telecommunications Vertical and Co-Head of Bain Capital’s North America Private Equity businesses. Prior to joining Bain Capital Private Equity, Mr. Humphrey was an investment banker at Lehman Brothers’ mergers & acquisitions group, where he advised companies on mergers and acquisitions across a range of industries. Mr. Humphrey served on the boards of directors of NortonLifeLock Inc. (fka Symantec Corp) from August 2016 until January 2021, Genpact Ltd. from October 2012 to November 2019 and Bright Horizons Family Solutions, Inc. from May 2008 to June 2017. Mr. Humphrey currently also serves on the board of directors of several private companies. Mr. Humphrey holds a B.A. in Economics from Harvard College and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. Humphrey is qualified to serve as a member of our board of directors because of his significant corporate finance and business expertise gained from his experience in the venture capital and IT industries, including his time spent serving on the boards of directors of various technology companies.
RAJIV RAMASWAMI
President and CEO Director since: December 2020	Mr. Ramaswami has served as our President and Chief Executive Officer since December 2020. Mr. Ramaswami is a seasoned technology industry executive who has held senior leadership roles at companies including VMware, Inc., Broadcom Inc., Cisco Systems, and Nortel after having begun his career at IBM Corporation. He has more than 30 years of experience spanning software, cloud services and network infrastructure and brings to our company a proven track record of building and scaling enterprises and teams, having a strong customer-centric approach, operational execution and developing innovative products and solutions to drive growth and value creation. Prior to joining us, from October 2016 until December 2020, Mr. Ramaswami served as Chief Operating Officer of Products and Cloud Services at VMware. From April 2016 to October 2016, Mr. Ramaswami led VMware’s Networking and Security business, as Executive Vice President and General Manager. Mr. Ramaswami served as Executive Vice President and General Manager, Infrastructure and Networking at Broadcom from February 2010 to January 2016, where he established Broadcom as a leader in data center, enterprise and carrier networking. Prior to Broadcom, as a leader in Cisco’s Cloud Services and Switching Technology Group, Mr. Ramaswami was responsible for the mid-range business and drove expansion from the enterprise markets into the high growth carrier market. Earlier in his career, he held various leadership positions at Nortel, Tellabs and IBM. Mr. Ramaswami has also served on the board of NeoPhotonics Corporation since March 2014. Mr. Ramaswami holds a B.Tech. in Electrical Engineering from the Indian Institute of Technology, Madras, and a M.S. and a Ph.D. in Electrical Engineering from the University of California, Berkeley. Mr. Ramaswami is an Institute of Electrical and Electronics Engineers Fellow and holds 36 patents, primarily in optical networking. Our board of directors believes that Mr. Ramaswami’s extensive business experience and expertise in the technology industry, gained from his executive leadership roles at other technology companies, as well as the perspective and experience that Mr. Ramaswami brings as our President and Chief Executive Officer, uniquely qualify him to serve on our board of directors.

NUTANIX, INC. 2021 PROXY STATEMENT	13

Class I Directors Continuing in Office Until the Annual Meeting of Stockholders After the End of the Fiscal Year Ending July 31, 2023

SUSAN L. BOSTROM
Independent Director since: October 2017 Committees: Compensation (Chair)	Ms. Bostrom has served as a member of our board of directors since October 2017. Ms. Bostrom previously served as Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs of Cisco Systems, Inc. (“Cisco”), a networking equipment provider, from January 2006 to January 2011. Prior to that, from 1997 to January 2006, Ms. Bostrom served in various positions at Cisco, including Senior Vice President, Global Government Affairs and the Internet Business Solutions Group and Vice President of Applications and Services Marketing. Ms. Bostrom has served on the boards of directors of GitLab Inc., a software company, since April 2019, Anaplan, Inc., a software company, since September 2017, and ServiceNow, Inc., a company providing cloud-based solutions, since July 2014, as well as on the boards of directors of several private companies and non-profit organizations. Ms. Bostrom previously served as a member of the board of directors of Cadence Design Systems, Inc., an electronic design software company, from February 2011 until May 2021, Varian Medical Systems, Inc., a manufacturer of medical devices and software, from February 2005 until February 2019, Rocket Fuel Inc., an artificial intelligence media buying company, from February 2013 until its acquisition by Sizmek, Inc. in September 2017, and Marketo, Inc., a provider of software as a service marketing automation solutions, from May 2012 until its acquisition by Vista Equity Partners in August 2016. Ms. Bostrom holds a B.S. in Business from the University of Illinois and an M.B.A. from the Stanford Graduate School of Business. Our board of directors believes that Ms. Bostrom is qualified to serve as a member of our board of directors due to her extensive experience and leadership roles in the technology industry, and her experience serving on the board of directors of several public companies.
STEVEN J. GOMO
Independent Director since: June 2015 Committees: Audit (Chair), Nominating and Corporate Governance	Mr. Gomo has served as a member of our board of directors since June 2015. Mr. Gomo served as Executive Vice President, Finance and Chief Financial Officer of NetApp, Inc., a storage and data management company from October 2004 until his retirement in December 2011, as well as Senior Vice President, Finance and Chief Financial Officer from August 2002 to September 2004. He currently serves as a member of the board of directors of each of Enphase Energy, Inc., a solar energy management device maker, and Micron Technology, Inc., a developer and manufacturer of semiconductor memory products, as well as a member of the board of directors of Solaria Corporation, a provider of advanced solar energy products, since October 2019. Mr. Gomo also previously served on the board of directors of NetSuite Inc., a business management software company, from March 2012 until it was acquired by Oracle Corporation in November 2016, and SanDisk Corporation, a flash memory storage solutions and software company, from December 2005 until the company was acquired by Western Digital Corporation in May 2016. Mr. Gomo holds a B.S. in Business Administration from Oregon State University and an M.B.A. from Santa Clara University. Our board of directors believes that Mr. Gomo is qualified to serve as a member of our board of directors because of his substantial corporate governance, operational and financial expertise gained from holding various executive positions at publicly-traded technology companies and from serving on the board of directors of several public companies.
MAX DE GROEN
Independent Director since: September 2020 Committees: Audit, Compensation	Mr. de Groen has served as a member of our board of directors since September 2020. Mr. de Groen joined Bain Capital Private Equity in 2010 and is currently a managing director in the Technology, Media & Telecommunications Vertical of Bain. Prior to joining Bain Capital Private Equity, Mr. de Groen was at The Boston Consulting Group, where he consulted in the technology, financial services, and healthcare practice areas. Mr. de Groen currently serves on the board of directors of several private companies. Mr. de Groen holds a B.S. in Finance from the University of Minnesota and an M.B.A. from Harvard Business School. Our board of directors believes that Mr. de Groen is qualified to serve as a member of our board of directors because of his significant corporate finance and business expertise gained from his experience in the venture capital and IT industries, including his time spent serving on the boards of directors of technology companies.

14	NUTANIX, INC. 2021 PROXY STATEMENT

Director Compensation

Non-Employee Director Compensation Policy

Members of our board of directors who are not employees or officers of our company (“non-employee directors”) receive compensation for their service. Under our outside director compensation policy then in effect, on the date of our 2020 annual meeting of stockholders, our non-employee directors received annual RSU awards with a total dollar value based on their board and committee service as follows (“annual award value”):

Annual RSU Award Value
Board Member		$330,000
Additional Annual RSU Award Value
Lead Independent Director		$20,000
Additional Annual RSU Award Value for Committee Service	Chair	Member
Audit Committee	$25,000	$12,500
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$10,000	$5,000

Each of these annual RSU grants will vest in full on the earlier of (i) the day prior to the Annual Meeting or (ii) the one-year anniversary of the date of grant, in each case subject to the non-employee director continuing to provide service as a director through the applicable vesting date. In connection with their appointment as directors in October 2020, Mr. Humphrey and Mr. de Groen also each received an RSU award with a total dollar value equal to a prorated portion of the annual award value, based on the number of days between the first day of the week in which the grant was made and December 10, 2020, which was the day prior to our 2020 annual meeting of stockholders. Each of these prorated RSU grants will vest in full on the day prior to the Annual Meeting, in each case subject to the non-employee director continuing to provide service as a director through the vesting date.

Our compensation committee reviews the total compensation of our non-employee directors and each element of our outside director compensation policy annually. At the direction of our compensation committee, Compensia, Inc. (“Compensia”), a nationally recognized compensation consulting firm, annually analyzes the competitive position of our outside director compensation policy against the peer group used for executive compensation purposes. For a more detailed description of the role of Compensia, our independent compensation consultant, please refer to the section titled “Executive Compensation – Compensation Discussion and Analysis – Compensation-Setting Process – Role of Compensation Consultant.” In December 2020, Compensia reviewed the competitive position of the compensation for non-employee directors and recommended changes based on our competitive positioning relative to our peers. As a result, our compensation committee amended and restated our outside director compensation policy in fiscal year 2021. Under our amended and restated outside director compensation policy, each non-employee director will receive (i) an annual RSU award on the date of each annual meeting of stockholders with a total dollar value of $250,000 for the director’s service as a board member and (ii) annual cash retainers, payable quarterly in arrears, for the director’s service as follows:

Annual RSU Award
Board Member		$250,000
Annual Cash Retainer
Board Member		$50,000
Additional Annual Cash Retainers
Board Chair		$87,500
Lead Independent Director		$47,500
Additional Annual Cash Retainers for Committee Service	Chair	Member
Audit Committee	$30,000	$12,500
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$15,000	$7,500

NUTANIX, INC. 2021 PROXY STATEMENT	15

Under our amended and restated non-employee director compensation policy, a non-employee director who started service as a board chair, lead independent director or chair or member of a committee after the date of our 2020 annual meeting, which was when the last annual RSU grants were made to our non-employee directors, is entitled to prorated cash compensation for such service with effect from the date of their appointment to such service in light of the fact that his or her annual RSU grant had not compensated the director for such service.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

Our 2016 Equity Incentive Plan provides that, in any fiscal year, none of our non-employee directors may be granted cash-settled awards with a grant date fair value of more than $750,000 (or, in connection with a director’s initial service, $1.5 million) or stock-settled awards with a grant date fair value of more than $750,000 (or, in connection with a director’s initial service, $1.5 million).

Fiscal Year 2021 Director Compensation Table

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director for all or a portion of the fiscal year ended July 31, 2021 or a portion thereof. Messrs. de Groen and Humphrey were appointed to our board of directors on September 24, 2020 and served on our board for a portion of fiscal year 2021. Neither Mr. Ramaswami, our President and CEO, nor Mr. Pandey, our former CEO and Chairman, received compensation for his service as a director. The compensation received by Mr. Ramaswami and Mr. Pandey as an employee is shown in “Executive Compensation – Executive Compensation Tables – Fiscal Year 2021 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sohaib Abbasi(2)	—	404,586	—	—	—	—	404,586
Susan L. Bostrom	—	400,539	—	—	—	—	400,539
Craig Conway	1,233	383,802	—	—	—	—	385,035
Virginia Gambale	34,603	393,417	—	—	—	—	428,020
Steven J. Gomo	—	401,786	—	—	—	—	401,786
Max de Groen(3)	14,055	434,770	—	—	—	—	448,825
David Humphrey(4)	4,685	434,770	—	—	—	—	439,455
Ravi Mhatre(5)	—	379,449	—	—	—	—	379,449
Jeffrey T. Parks(6)	—	—	—	—	—	—	—
Brian Stevens	6,247	368,311	—	—	—	—	374,558

(1)	The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted, as computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2021, filed with the SEC on September 21, 2021. These amounts do not necessarily correspond to the actual value that may be recognized by the director upon the vesting of such awards.
(2)	Mr. Abbasi resigned from our board of directors on December 15, 2020, and as a result, his annual RSU grant has terminated in full, unvested.
(3)	Mr. de Groen was appointed to our board of directors on September 24, 2020 and received a prorated annual RSU grant under our amended and restated outside director compensation policy.
(4)	Mr. Humphrey was appointed to our board of directors on September 24, 2020 and received a prorated annual RSU grant under our amended and restated outside director compensation policy.
(5)	Mr. Mhatre resigned from our board of directors on April 15, 2021, and as a result, his annual RSU grant has terminated in full, unvested.
(6)	Mr. Parks’ term as a director expired at our 2020 annual meeting of stockholders and he did not stand for re-election.

16	NUTANIX, INC. 2021 PROXY STATEMENT

Outstanding Director Equity Awards at Fiscal Year 2021 Year-End Table

Our non-employee directors held the following outstanding option and RSU awards as of July 31, 2021. The table also excludes Mr. Ramaswami, whose outstanding awards are reflected in the section titled “Executive Compensation – Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year 2021 Year-End Table.”

Name	# of Outstanding Options (in shares)	# of Outstanding RSUs (in shares)
Sohaib Abbasi(1)	—	—
Susan L. Bostrom	—	12,556
Craig Conway	—	12,018
Virginia Gambale	—	12,646
Steven J. Gomo	—	12,915
Max de Groen(2)	—	11,839
David Humphrey(3)	—	11,839
Ravi Mhatre(4)	—	—
Jeffrey T. Parks(5)	—	—
Brian Stevens	—	11,839
(1)	Mr. Abbasi resigned from our board of directors on December 15, 2020, and as a result, all remaining unvested RSUs has terminated in full.
(2)	Mr. de Groen joined our board of directors on September 24, 2020.
(3)	Mr. Humphrey joined our board of directors on September 24, 2020.
(4)	Mr. Mhatre resigned from our board of directors on April 15, 2021, and as a result, all remaining unvested RSUs has terminated in full.
(5)	Mr. Parks’ term as a director expired at our 2020 annual meeting of stockholders and he did not stand for re-election.

Stock Ownership Guidelines

Our stock ownership guidelines provide that each non-employee director is expected to attain a minimum share ownership position with an aggregate value equal to the value of his or her annual equity award for service on the board of directors (not including any equity awards for serving as lead independent director or a member or chair of any committees) as follows: (i) for existing directors other than Ms. Gambale and Messrs. de Groen, Humphrey, and Stevens, by our 2020 annual meeting of stockholders, (ii) for Mr. Stevens, who joined our board of directors in June 2019, by the annual stockholders meeting to occur after our fiscal year ending July 31, 2022, (iii) for each of Ms. Gambale and Messrs. de Groen and Humphrey, who joined our board of directors in June 2020, September 2020, and September 2020, respectively, by the annual stockholders meeting to occur after our fiscal year ending July 31, 2024, and (iv) for any new directors, by the fourth annual stockholders meeting after the date such director joined the board of directors.

NUTANIX, INC. 2021 PROXY STATEMENT	17

Certain Relationships and Related Party Transactions

In addition to the executive officer and director compensation arrangements discussed in the sections titled “Corporate Governance - Director Compensation” and “Executive Compensation,” the following is a description of each transaction since August 1, 2020 and each currently proposed transaction in which:

•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for election as directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or entities affiliated with them, or any immediate family members of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Transactions with Directors and Officers

In August 2020, we entered into the investment agreement with Bain relating to the issuance and sale to Bain of $750 million in an initial aggregate principal amount of our 2.50% convertible senior notes due 2026. The convertible senior notes were issued on September 24, 2020. In accordance with this investment agreement, Mr. Humphrey, a managing director of Bain, and Mr. de Groen, a managing director of Bain, were appointed to our board of directors.

Equity Awards to Executive Officers and Directors

We have granted equity awards to our named executive officers. For a description of these stock awards, see the section titled “Executive Compensation - Executive Compensation Tables - Outstanding Equity Awards at Fiscal Year 2021 Year-End Table.”

Policies and Procedures for Related Party Transactions

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related party transaction with us without the consent of our audit committee, subject to the exceptions described below.

In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. Our audit committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues in any fiscal year, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

We believe that we have executed all of the transactions set forth above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by our audit committee and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

18	NUTANIX, INC. 2021 PROXY STATEMENT

AUDIT COMMITTEE MATTERS

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm
FOR	Our board of directors recommends a vote FOR this Proposal 2.

Our audit committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022 and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. Although ratification by our stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the audit committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Deloitte & Touche LLP audited our financial statements for the fiscal years ended July 31, 2019, 2020 and 2021. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2020 and 2021.

	Fiscal Year Ended July 31,
	2020	2021
Audit fees(1)	$3,371,895	$3,511,013
Audit-related fees(2)	188,000	210,000
Tax fees(3)	775,579	600,018
Total fees	$4,335,474	$4,321,031
(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

NUTANIX, INC. 2021 PROXY STATEMENT	19

Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

All of the services provided by Deloitte & Touche LLP for our fiscal years ended July 31, 2020 and 2021 described above were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2021 with the management of Nutanix. The audit committee has discussed with Nutanix’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Nutanix’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021.

The Audit Committee

Steven J. Gomo (Chair)

Virginia Gambale

Max de Groen (joined the Committee on December 15, 2020)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by Nutanix under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

20	NUTANIX, INC. 2021 PROXY STATEMENT

EXECUTIVE OFFICERS

The following is biographical information for our current executive officers as of the date of this proxy statement:

Name	Age	Position/Office
Rajiv Ramaswami	55	President and Chief Executive Officer
Duston M. Williams	63	Chief Financial Officer
David Sangster	57	Chief Operating Officer
Tyler Wall	55	Chief Legal Officer

Our board of directors chooses our executive officers, who then serve at the board’s discretion. There are no family relationships among any of our directors or executive officers.

For biographical information regarding Mr. Ramaswami, please refer to the section above titled “Proposal 1 – Election of Directors.”

Duston M. Williams has served as our Chief Financial Officer since June 2014. Prior to joining us, Mr. Williams served as Chief Financial Officer for Gigamon Inc., a network security company, from March 2012 until June 2014. From March 2011 to January 2012, he served as Chief Financial Officer for SandForce, Inc., a data storage company acquired by LSI Corporation. From July 2010 to February 2011, Mr. Williams served as the Chief Financial Officer of Soraa, Inc., a solid state lighting company. From June 2006 to June 2010, Mr. Williams served as Vice President and Chief Financial Officer of Infinera Corporation, an optical networking systems provider. Mr. Williams holds a B.S. in Accounting from Bentley College and an M.B.A. from the University of Southern California.

David Sangster has served as our Chief Operating Officer since March 2019 and was our Executive Vice President, Engineering & Operations from February 2018 to March 2019, our Executive Vice President, Support & Operations from February 2016 to February 2018, our Senior Vice President, Operations from April 2014 to February 2016, and Vice President, Operations from December 2011 to April 2014. Prior to joining us, Mr. Sangster served as Vice President, Manufacturing Technology at EMC Corporation, an IT storage hardware solutions company, from July 2009 to December 2011. Mr. Sangster holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology, an M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. in Operations and Marketing from Santa Clara University.

Tyler Wall has served as our Chief Legal Officer since November 2017. Prior to joining us, Mr. Wall was the Senior Vice President, General Counsel, at Red Book Connect, LLC, a restaurant industry SaaS and technology solutions company, from April 2014 to September 2017. Prior to that, Mr. Wall was the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Brocade, a supplier of networking hardware, software, and services, from 2005 to April 2014. Mr. Wall holds a B.S. in Economics from University of Utah, a J.D. from Santa Clara University - School of Law, and an M.B.A. from Santa Clara University – School of Business.

NUTANIX, INC. 2021 PROXY STATEMENT	21

EXECUTIVE COMPENSATION

Proposal 3	Advisory Vote TO APPROVE the Compensation of our Named Executive Officers
FOR	Our board of directors recommends a vote FOR this Proposal 3.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote whether to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed pursuant to Section 14A of the Exchange Act. This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which our compensation committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider our stockholders’ concerns, and our compensation committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation – Compensation Discussion and Analysis,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The non-binding advisory vote on executive compensation requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will have no effect.

22	NUTANIX, INC. 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The compensation provided to our named executive officers for fiscal year 2021 is set forth in detail in the “Fiscal Year 2021 Summary Compensation Table” and the other tables that follow in this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide to our named executive officers. In addition, we explain how and why the compensation committee arrived at the specific compensation policies and decisions for our named executive officers. The following are our named executive officers for fiscal year 2021, consisting of the individuals who served as our principal executive officer during fiscal year 2021, our principal financial officer, and the next three most highly compensated executive officers who served as such during fiscal year 2021:

•	Rajiv Ramaswami, our President and Chief Executive Officer (appointed in December 2020);
•	Dheeraj Pandey, our former Chief Executive Officer and Chairman (resigned in December 2020);
•	Duston M. Williams, our Chief Financial Officer;
•	Christopher Kaddaras, our Chief Revenue Officer;
•	David M. Sangster, our Chief Operating Officer; and
•	Tyler Wall, our Chief Legal Officer.

On October 4, 2021, we announced that Mr. Kaddaras will be resigning from our company effective October 31, 2021.

Our board of directors has delegated to the compensation committee the authority and responsibility for establishing and overseeing salaries, administering the incentive compensation programs, and establishing and overseeing other forms of compensation for our executive officers, general remuneration policies for the balance of our employee population and for overseeing and administering our equity incentive and benefit plans.

EXECUTIVE SUMMARY

Fiscal Year 2021 Business Highlights

$594.3 million ACV Billings(1) ▲18% increase compared to FY 2020	$879 million Annual Recurring Revenue(1) ▲83% increase compared to FY 2020	$1.54 billion Run-rate ACV(1) ▲26% increase compared to FY 2020	89% Subscription Revenue as % of Total Revenue
(1)	ACV billings, annual recurring revenue and run-rate ACV are non-GAAP financial measures. There is no GAAP measure that is comparable to ACV billings, annual recurring revenue or run-rate ACV, so we have not reconciled ACV billings, annual recurring revenue or run-rate ACV numbers included in this proxy statement to any GAAP measure. See “Management's Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Measures and Key Performance Measures” beginning on page 67 of our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the SEC on September 21, 2021. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

Despite the ongoing and rapidly evolving COVID-19 pandemic, our fiscal year 2021 was marked by consistent execution and good progress across both financial and strategic objectives. We continued to make significant progress on our ongoing transition toward a subscription-based business model and ended fiscal year 2021 with nearly 90% of total revenue coming from subscription revenue. In addition, our ACV billings reached $594.3 million in fiscal year 2021, representing a year-over-year increase of 18%. We saw not only operational improvements in our go-to-market engine, but also saw improved deal economics and the continued buildout of our renewals business. We drove these top line improvements while carefully managing expenses, leading to a substantially improved bottom line performance compared to fiscal year 2020.

NUTANIX, INC. 2021 PROXY STATEMENT	23

On the strategic front, we received a $750 million investment from Bain Capital in the first quarter of fiscal year 2021, which provided additional financial flexibility to fund our growth. As further discussed below, following an extensive CEO search process, our board of directors appointed Rajiv Ramaswami as our President and CEO midway through the second quarter of fiscal year 2021. Under his leadership, we drove consistent execution on key initiatives. We also made good progress on our alliance partnerships, extending our relationships with Hewlett Packard Enterprise, Lenovo and signing a new agreement with Red Hat. We also unveiled our new vision and shared our multi-year strategy and financial plan at Investor Day, delivered significant enhancements to our Nutanix Cloud Platform, continued to delight customers as evidenced by our seven-year average Net Promoter Score (NPS) of 90, continued to gain strong customer adoption, and consistently outperformed our metrics throughout fiscal year 2021. These achievements resulted in a total shareholder return for fiscal year 2021 of over 62% (compared to approximately 37% for the Nasdaq Composite Index).

Nutanix at an Inflection Point

During the first eleven years of our company, which was founded in 2009 and became a public company in 2016, our company saw a period of hyper-growth and relentless focus on innovation under the leadership of our co-founder and former CEO, Dheeraj Pandey. The company built a seamless enterprise cloud platform that created a category soon to be called hyperconverged infrastructure, or HCI. Today, we continue to transform our software solutions into a comprehensive enterprise cloud platform with a focus on operational simplicity, against the backdrop of an increasingly complex set of private, public, and distributed cloud offerings in the market.

•	Our customers primarily use our enterprise cloud platform to power their on-premises private cloud deployments, but increasingly customers are using our solutions to simplify the complexities of multicloud environments with a single management console for management, automation, cost governance, and compliance.
•	We are the market leader in the HCI category, which we pioneered, and serve a core addressable market of $21 billion that is projected to grow to $30 billion by 2025, with another $30+ billion of addressable opportunities in adjacent markets.

Alongside our advancements in technological innovation, we have undergone significant business model transformations.

•	Since our IPO in 2016, we have completed a shift away from selling bundled hardware and software towards a software-only model.
•	In fiscal year 2019, we embarked on a journey to reshape our license model in order to simplify customer consumption and ease of renewals by moving toward a subscription-based business model.

These transformations, which were necessary to meet the evolving needs of our customers, required fundamental changes to our operating model. While the company continued to grow and gain market share, our transition to a subscription-based business model adversely impacted total billings and revenue. This is because subscription-based sales often have a lower total dollar value than life-of-device license sales.

In August 2020, we announced that Mr. Pandey, our company’s co-founder and sole CEO since inception, would be retiring from our company.

•	Mr. Pandey oversaw our company’s expansion from a seed-stage startup to the HCI market leader it is today. As we entered our next phase of growth, our board of directors and Mr. Pandey agreed that we had reached an inflection point requiring the next generation of leadership.
•	Our board of directors sought to find the right person for the role, someone who would provide a balance of deep technical understanding of the industry with operational experience, a vision for Nutanix, and alignment with our company’s client-focused and solutions-oriented culture.

24	NUTANIX, INC. 2021 PROXY STATEMENT

With our HCI market leadership established and our subscription transition nearly complete, our focus in fiscal year 2021 shifted to driving operational excellence and leveraging sales and marketing efficiencies to move quickly towards free cash flow and profitability.

•	The new CEO would need to balance possessing both the deep technical knowledge to execute the Nutanix vision of being the sole independent provider facilitating the management of hybrid multicloud capability across all public and private clouds and the operational expertise to profitably scale our company while maintaining our HCI market leadership position. The new CEO would also need to leverage a first-class product portfolio and additional financial resources from the $750 million investment from Bain Capital that closed in September 2020.

Leadership Transition to Enable the Next Chapter of Our Growth

Founder-led Leadership

Focused on innovation, forging partnerships and establishing market leadership

2009 — Dec. 2020

Dheeraj Pandey was a visionary founder that led Nutanix from pioneering our technology through IPO and established our place as the market leader in hyperconverged infrastructure. The Nutanix vision and focus on innovation established the extraordinary foundation we have for our next chapter of growth.

Named a Leader by Gartner in the Magic Quadrant for HCI software each year from 2016 to 2020

Reached 88%

Subscription Billings as a % of Total Billings[1]

+79%

Run-rate ACV Growth[2]

September 2020

Fortified balance sheet through $750M investment from Bain

2019 - 2020

Established key partnerships to drive market leadership

Embarked on subscription transition

July 2018

Reached $1B in annual revenue

2009 - 2016

Founding to IPO

(1) Subscription billings as a percentage of total billings for Q1 FY 2021.
(2) Q1 FY 2019 through Q1 FY 2021.
(3) From market close on December 8, 2020 through September 30, 2021.

Mid-2020

Seasoned Executive Leadership

Focused on operational discipline and profitable growth

Dec. 2020 — Sept. 2021

Rajiv Ramaswami is a seasoned executive with highly relevant and deep technical and industry expertise and a proven track record of operational excellence. Since joining our company as President and CEO, our company's market capitalization has increased approximately $2.1 billion.[3]

Mr. Ramaswami is progressing on several strategic objectives while maintaining our HCI market leadership position and scaling the company with a view towards profitability:

June 2021: Unveiled multi-year strategic plan at Investor Day

July 2021: Announced strategic partnership with Red Hat to deliver Open Hybrid Multicloud Solutions

Key Fiscal Year 2021 Board Actions That Set Nutanix Up For Sustainable Growth

- Our board of directors and Mr. Pandey agreed that we had reached an inflection point requiring the next generation of leadership, and we announced Mr. Pandey's retirement.
- We closed a $750 million investment from Bain Capital, providing additional financial flexibility to fund our growth.
- Our board of directors, through a formal CEO search committee, undertook an extensive CEO search process to identify a leader that had the technical and industry expertise and the operational experience needed at our company.
- In December 2020, our board of directors appointed Mr. Ramaswami as President and CEO. Mr. Ramaswami possesses a unique combination of technical proficiency, industry knowledge, and experience as an operating executive. With more than 30 years of experience building and scaling businesses in cloud services, software, and network infrastructure, Mr. Ramaswami's background is the perfect fit for this role.

+62%
FY 2021 TSR

+25%
FY 2021 TSR Outperformance vs. Nasdaq Composite

CEO Search Process

Our board of directors deems succession planning a core responsibility and had begun that process for senior leadership. Given our relatively short operating history as a public company and the uniqueness of the skill set required of the next CEO, our board of directors focused its search primarily on external candidates who had the experience of operating a large-scale enterprise in our industry. The CEO search process was led by our board of directors through a formal CEO search committee, with the support of our existing leadership at the time. We retained the services of the third-party search firm, Heidrick & Struggles, to help identify and evaluate CEO candidates. The committee undertook an extensive search process. While the committee reviewed many candidates with a diverse set of backgrounds, there were very few that had the technical and industry expertise and the operational experience that our company needed. Our new CEO would also need to understand how to maintain our market leadership in the HCI category and scale our company with a view towards profitability. The initial candidate list was ultimately distilled down to a few individuals who possessed the relevant skill set and experiences needed to understand our strategic positioning and the broader marketplace, while also having a clear vision of how to continue our company’s growth trajectory. These individuals were asked to present their vision for our company to our board of directors, including Mr. Pandey.

Following the completion of the CEO search process, our board of directors appointed Rajiv Ramaswami in December 2020 to serve as our President and CEO. Upon Mr. Ramaswami’s appointment, Mr. Pandey resigned as our CEO and Chairman. Mr. Pandey did not receive any severance payments or benefits in connection with his resignation.

NUTANIX, INC. 2021 PROXY STATEMENT	25

Why Mr. Ramaswami

Mr. Ramaswami has an intimate understanding of what it takes to guide an innovative company towards serving customers at scale. His unique combination of technical proficiency, industry knowledge, and experience as an operating executive has prepared him to undertake the CEO role at our company, where he has already driven significant stockholder value.

Between the rapidly evolving nature of our industry and the complexity of our customers’ challenges, it was important that our board of directors appoint a new CEO candidate who had a firm grasp of our company’s capabilities, and more importantly, understood how they fit together to offer integrated solutions to our customers; in short, our board of directors was looking for a highly effective operational leader with a strong and relevant technical background. The Nutanix vision is to be the sole independent provider facilitating the management of hybrid multicloud capability across all public and private clouds. Only our company and a handful of other companies have attempted this scale, which requires deep technical and product understanding. Our company endeavored to create a variety of innovative new products in this area and needed to organize these products into a scalable platform. This could only have been achieved in a short period of time by a product-oriented CEO such as Mr. Ramaswami, who had the necessary level of technical depth, understanding, and experience. Additionally, Mr. Ramaswami’s strong operational leadership at scale, along with the respect for our strong engineering culture and philosophy, was essential to approach our company’s next stage of growth.

Our company’s solutions operate at the infrastructure level, which sits at the convergence of compute, storage, networking, virtualization, applications, containerization, and security, and our new CEO needed to understand how all of these technologies operate across all IT environments, and the unique challenges faced by our customers in operating their datacenters in this hybrid multicloud world. Mr. Ramaswami’s background is the perfect fit for this role. Mr. Ramaswami brings more than 30 years of experience building and scaling businesses in cloud services, software, and network infrastructure.

•	He previously served as Chief Operating Officer, Products and Cloud Services at VMware, Inc. (“VMware”) after having led VMware’s Networking and Security business. Prior to his time with VMware, he oversaw the Infrastructure and Networking business at Broadcom, and switching, data center and storage and optical networking businesses at Cisco. In these roles, he has demonstrated operational excellence in running organizations at large scale, including sharing joint responsibility for the entire product portfolio of VMware’s business.
•	Mr. Ramaswami holds a Bachelor’s of Technology in Electrical Engineering from the Indian Institute of Technology, Madras. He also holds a Master’s Degree and PhD in Electrical Engineering and Computer Science from the University of California, Berkeley.

Designing Mr. Ramaswami’s New-Hire Compensation

When designing Mr. Ramaswami’s new-hire compensation structure, the compensation committee considered a number of factors. While our industry is highly competitive, relatively few executives have amassed the experience necessary to have a comprehensive understanding of our product and service offerings, while simultaneously being capable of identifying strategic shifts in the industry and being able to apply that understanding to our business on day one.

The challenges of leading a growth company in a technical industry require an individual with a unique combination of engineering and operating backgrounds. Given the competition for talent in our industry and Mr. Ramaswami’s meaningful unvested equity position at VMware, the compensation committee sought to design a new-hire compensation package that would incentivize Mr. Ramaswami to join our company from his well-established leadership position at his former employer.

26	NUTANIX, INC. 2021 PROXY STATEMENT

The compensation committee approved the following elements that comprise Mr. Ramaswami’s new-hire compensation package:

Pay Element	Amount	Vehicle	Design Considerations and Objectives
Base Salary	$800,000	Cash

•   Competitive base level of compensation required to attract an executive leader of Mr. Ramaswami’s caliber

•   Base salary compensates for services rendered during the year and provides predictable income

Annual Bonus Target	$800,000(1)	Cash

•   Competitive short-term incentive target required to attract an executive leader of Mr. Ramaswami’s caliber

•   Potential payout based on actual achievement of pre-established corporate objectives for each six-month performance period during the fiscal year, aligned with our annual operating plan, with potential payout subject to a personal performance modifier. The objectives for fiscal year 2021 were based on ACV bookings, customer churn, and non-GAAP operating expenses excluding commissions.

•   Participation in the Executive Incentive Compensation Plan in which our named executive officers generally participate so that his incentives are aligned with the rest of the leadership team

Long-Term Incentive
(sign-on equity award)

100% Make-Whole

Compensation

•   100% of the sign-on equity award is “make-whole” compensation with a value approximately equivalent to the unvested equity that Mr. Ramaswami forfeited upon his departure from VMware

•   No other equity award granted to Mr. Ramaswami during fiscal year 2021

	$32.0 million(2) (targeted value)	35% RSUs

•   Time-based vesting over four years with a one-year cliff and quarterly vesting thereafter (i.e., 25% vesting after one year, and 75% vesting quarterly over three years), subject to his continued service to us through each vesting date

65% PRSUs

•   Value could only be realized if Mr. Ramaswami drove stockholder value after joining our company, measured through the achievement of two stock price milestones

•   First milestone requires achievement of a stock price (over a 30-day period) of 125% of the stock price as measured around the time of his start date, resulting in 67% of the targeted PRSUs becoming eligible to vest

•   Second milestone requires achievement of a stock price (over a 30-day period) of 150% of the stock price as measured around the time of his start date, resulting in 133% of the targeted PRSUs becoming eligible to vest

•   If one of the milestones is achieved, 25% of the eligible PRSUs will vest on December 15, 2021 and 1/16th of the eligible PRSUs will vest quarterly thereafter (i.e., 25% vesting after one year from the grant date, and 75% vesting quarterly over three years thereafter), subject to his continued service to us through each vesting date.

(1)	For fiscal year 2021, Mr. Ramaswami’s annual bonus target was set as 100% of his base salary, except that his bonus target for the first half of fiscal year 2021 was prorated to reflect the time he was employed by us during the first half of fiscal year 2021.
(2)	The targeted value of the sign-on equity award is based on the value approved by the compensation committee, rather than the grant date fair value of the equity award calculated in accordance with ASC Topic 718 as reported in the “Fiscal Year 2021 Summary Compensation Table” appearing on page 46 of this proxy statement.

As noted in the table above, the most significant part of Mr. Ramaswami’s new hire compensation package was his long-term incentive sign-on equity award, which comprises 95% of the total targeted value of the package. When determining the amount and design of this award, the compensation committee took the following into consideration:

•	Mr. Ramaswami’s Forfeited Equity From Prior Employer. Importantly, the compensation committee considered the sign-on equity award to be entirely make-whole compensation, as its value was approximately equivalent to Mr. Ramaswami’s unvested equity at VMware around the time we were negotiating his offer letter. This “make-whole” award was designed to incentivize Mr. Ramaswami to join our company, despite having to forfeit significant unvested equity from his former employer.
•	Vehicle Mix with 65% Performance-Based Awards. Notably, PRSUs account for 65% of the award, even though intended as make-whole compensation for Mr. Ramaswami’s unvested equity at VMware. The remaining 35% of the award is in the form of time-based RSUs.
◦	The PRSUs would not be eligible to vest unless he drove value for our stockholders after joining our company. The PRSUs require meaningful performance to be eligible to vest, but then provide only modest upside relative to the target level of the award. See “Rigorous Performance Hurdles” below for further details on the stock price hurdles.

◦	The time-based RSUs were in recognition of the fact that a significant portion of the unvested equity that he forfeited when leaving VMware had only time-based vesting requirements remaining.

NUTANIX, INC. 2021 PROXY STATEMENT	27

•	Rigorous Performance Hurdles. The PRSUs are subject to two milestones with different stock price hurdles. No PRSUs would be eligible to vest unless one of the milestones is achieved.
◦	The compensation committee believed that the most appropriate measure for the PRSUs was stock price performance, rather than specific operational or financial performance metrics that would have been set before he joined our company.
◦	The first milestone requires achievement of a stock price (based on the average closing price for 30 consecutive calendar days) that is 25% higher than the stock price as initially measured based on the average closing price for the 45 consecutive trading days leading up to his start date (i.e., $25.68).
◦	The second milestone requires achievement of a stock price (based on the average closing price for 30 consecutive calendar days) that is 50% higher than the stock price as initially measured based on the average closing price for the 45 consecutive trading days leading up to his start date (i.e., $25.68).
•	Vesting Period. The time-based RSUs vest over four years with a one-year cliff and quarterly vesting thereafter, subject to his continued service to us through each vesting date. The PRSUs also contain a retentive time-based component. If PRSUs become eligible to vest upon achievement of one of the milestones, 25% of the eligible PRSUs will vest on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to his continued service to us through each vesting date. Accordingly, Mr. Ramaswami would need to stay with us through at least December 15, 2021 to earn any value from the award, and for a full four years after joining our company, through at least December 15, 2024, to earn the full value of the award, even if the milestones were achieved.

We believe that this structure has effectively aligned Mr. Ramaswami’s incentives with value creation for our stockholders, as evidenced by the performance of our Class A common stock throughout his tenure thus far.

Mr. Ramaswami’s Performance

Since joining our company as President and CEO in December 2020, Mr. Ramaswami has had a notable impact on our strategic direction and performance:

•	The price of our Class A common stock has outperformed both the Nasdaq Composite Index, and our peer group used for fiscal year 2021 executive compensation determinations.
•	Mr. Ramaswami quickly leveraged his industry expertise and operating experience to mobilize our management team around his roadmap for our company going forward.
•	He has simplified complex operating structures, effectively reduced costs to improve margins, and extended or developed strong partnerships with companies such as Hewlett Packard Enterprise, Lenovo, and Red Hat.
•	He led the development and presentation of our multi-year strategic plan at our Investor Day event in June 2021.
•	Mr. Ramaswami is dedicated to ensuring that what we do, we do the right way. To that end, he has overseen the expansion of our employee resource groups, the launch of company-wide education on unconscious bias and diversity, and a more in-depth analysis of our carbon footprint. These efforts are disclosed in more detail within our first annual Environmental, Social, and Governance Report at www.nutanix.com/company/social-responsibility (which is not incorporated by reference herein and is not a part of this proxy statement).

28	NUTANIX, INC. 2021 PROXY STATEMENT

Mr. Ramaswami’s Go-Forward Compensation Structure (Fiscal Year 2022)

In October 2021, the compensation committee engaged in an annual review of executive compensation for fiscal year 2022, including Mr. Ramaswami’s compensation for fiscal year 2022. As part of its annual review, the compensation committee determined to further align pay with performance and the interests of our executives with the interests of our stockholders by implementing PRSUs as a standard component of fiscal year 2022 annual equity awards granted to our executive officers (including Mr. Ramaswami), comprising 50% of each award. See “Executive Compensation - Compensation Discussion and Analysis – Components of Compensation Program – Fiscal Year 2022 Equity Awards” on page 39 of this proxy statement. These PRSUs put a portion of each annual equity award “at risk” by applying a performance condition based on our company’s relative total shareholder return. Following review of market research and analysis prepared by Compensia, the compensation committee approved the following elements that comprise Mr. Ramaswami’s fiscal year 2022 compensation:

Pay Element	Amount	Vehicle	Design Considerations
Base Salary	$800,000	Cash	• No increase to base salary compared to fiscal year 2021
Annual Bonus Target	$800,000	Cash

•   No increase to annual bonus target compared to fiscal year 2021

•   Potential payout to be based on actual achievement of pre-established corporate objectives for each six-month performance period during the fiscal year, aligned with our annual operating plan, with potential payout subject to a personal performance modifier

Long-Term Incentive (annual equity grant)	$10.0 million(1) (targeted value)	50% RSUs	• Time-based quarterly vesting over four years, subject to continued service to us through each vesting date
		50% PRSUs

•   PRSUs will be eligible to vest based on the TSR of our company relative to the TSR of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years.

•   PRSUs will be eligible to vest based on performance for each period, with vesting to occur in September following the period, subject to continued service to us through the vesting date.

•   The total number of PRSUs that will be eligible to vest range from an achievement percentage of 0% to 200% of the target award, except that the achievement percentage is capped at 100% for the first two measurement periods.

•   Only up to one-third of the target award may be earned for each of the first two measurement periods, subject to continued service to us through each vesting.

•   The achievement percentage of the target number of PRSUs that may vest are (i) 0% if the TSR of our company ranks below the 25th percentile of the companies in the index, (ii) 100% if the TSR of our company ranks at the 50th percentile of the companies in the index, and (iii) 200% if the TSR of our company at the 75th percentile of the companies in the index. If the TSR of our companies ranks between these percentile thresholds, the achievement percentage of the target number of PRSUs that may vest is determined using linear interpolation.

•   PRSUs deemed earned at the end of the third measurement period based on achievement will be adjusted to deduct any PRSUs already vested in the first two measurement periods.

•   The award is subject to a maximum value cap that limits the total value that may be become eligible to vest at the end of the third measurement period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $145.92 (i.e., four times the average closing price per share of our Class A common stock from June 1, 2021 through July 31, 2021).

(1)	The targeted value of the annual equity grant is based on the value approved by the compensation committee, rather than the grant date fair value of the equity award calculated in accordance with ASC Topic 718. The number of RSUs and targeted number of PRSUs actually granted to Mr. Ramaswami were determined by dividing the targeted value by the average closing price of our Class A common stock from July 1, 2021 through August 31, 2021.

NUTANIX, INC. 2021 PROXY STATEMENT	29

Executive Compensation Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The compensation committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal year 2021:

WHAT WE DO	WHAT WE DON’T DO
Emphasis on performance-based compensation	No retirement or pension-type plans other than the standard 401(k) offered to all employees
100% independent compensation committee	No perquisites or personal benefits, other than standard benefits typically received by other employees
Independent compensation consultant engaged by the compensation committee	No tax gross-ups for change of control payments and benefits
Annual review of executive compensation strategy and risks, as well compensation practices of our peer group	No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock
Equity-based executive and director compensation to align with the interests of our stockholders	No strict benchmarking of compensation to a specific percentile of our peer group
Multi-year vesting requirements for all time-based RSU awards granted to our executive officers	No single-trigger benefits upon a change of control
Multi-year vesting requirements for any PRSU awards granted to our executive officers
Our executives participate in broad-based company health and welfare benefits programs alongside all other full-time salaried employees
Director stock ownership guidelines
Annual say-on-pay vote

Say-on-Pay Vote on Executive Compensation and Say-on-Pay Frequency Vote and Effect of Most Recent Say-on-Pay Vote

At the Annual Meeting, we will conduct a non-binding, advisory vote on the compensation of our named executive officers, also known as a “say-on-pay vote,” as described in Proposal 3 of this proxy statement. We previously determined to hold a say-on-pay vote every year consistent with our stockholders’ approval, on a non-binding advisory basis, at our 2018 annual meeting of stockholders, to hold stockholder advisory votes on the compensation of our named executive officers every year.

Say-on-Pay Vote Results at
2020 Annual Meeting of Stockholders

The compensation committee considers the results of the say-on-pay vote and stockholder feedback on our executive compensation program as part of its annual review of executive compensation. At our 2020 annual meeting of stockholders, over 98% of the votes cast approved the compensation program for our named executive officers as described in our 2020 proxy statement. Based on this strong stockholder support, the compensation committee determined not to make any significant changes to our existing executive compensation program and policies. The compensation committee currently intends to continue to consider the results of the annual say-on-pay vote and stockholder feedback as data points in making executive compensation decisions.

30	NUTANIX, INC. 2021 PROXY STATEMENT

Stockholder Engagement

Since our 2020 annual meeting of stockholders, we reached out to stockholders representing over 44% of our outstanding common stock, and we engaged with stockholders representing over 29% of our outstanding common stock. These percentages are based on 211,353,149 shares of Class A common stock and 5,572,877 shares of Class B common stock outstanding as of the close of business on October 12, 2021. Key areas of focus in our discussions with stockholders included our CEO search process and transition, the design of Mr. Ramaswami’s new-hire compensation package, and our executive compensation program.

We reached out to stockholders representing over:	We engaged with stockholders representing over:

EXECUTIVE COMPENSATION PHILOSOPHY

Our executive compensation program is designed to attract, motivate and retain the key executives who drive our success and to align our executives with the long-term interests of our stockholders. This section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each component of our executive compensation program. In addition, we explain how and why the compensation committee arrived at the specific compensation policies and decisions involving our executive compensation program.

Our desire is to create a premier enterprise cloud platform software company, and our compensation philosophy is singularly focused on the achievement of that goal. Our executive compensation program is designed to achieve this goal through four key objectives:

Attracting and Retaining Talent in a Competitive Industry

•	We operate in a highly competitive business environment characterized by a rapidly changing market and frequent technological advances, and we expect competition among companies in our market to continue to increase.
•	We actively compete with many other companies in seeking to attract and retain a skilled executive management team that has successfully and rapidly scaled and managed multi-billion dollar software businesses.
•	This is especially challenging in the San Francisco Bay Area and Silicon Valley where our headquarters are located and where there are a large number of rapidly expanding technology companies, especially in the software space, intensely competing for highly qualified candidates.
•	We have responded to this intense competition for talent by implementing compensation practices designed to attract and motivate our executive officers to pursue our corporate objectives, while retaining them and incentivizing them to create long-term value for our stockholders, such that these executives can help lead us to become the premier enterprise cloud platform company we aspire to be.

NUTANIX, INC. 2021 PROXY STATEMENT	31

Incentivizing Growth Against Strategic Objectives and Expanding Market Share

•	We have structured our executive compensation program to align with our strategy by adopting a mix of short-term and long-term incentives, which we believe will motivate our executive officers to execute to our short-term and long-term growth strategy.

Aligning Executive and Stockholder Value

•	Our executive compensation program combines short-term and long-term components, including salary, cash bonuses, and equity awards.
•	In particular, we have a strong belief that our employees should share in the ownership of our company. Therefore, equity compensation is a significant part of our compensation packages, which we believe best aligns the interests of our employees with those of our stockholders.

Managing the Business Through an Ever-Changing Operating Landscape

•	In the past several years, we have experienced a high level of growth and have focused our current business strategy on maintaining that growth at scale while also transitioning to a subscription-based business model.
•	To successfully execute on this strategy in this dynamic environment, we need to recruit, incentivize and retain talented and seasoned leaders who are able to execute at the highest level and deliver stockholder value.
•	The compensation committee regularly reviews and adjusts our executive compensation program to align with the maturity, size, scale, growth and aspirations of our business. Due to the dynamic nature of our industry and our business, we expect to continue to adjust our approach to executive compensation to respond to our needs and market conditions as they evolve.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program consists of the following primary components:

•	base salary;
•	target and actual annual incentive compensation (or in the case of our Chief Revenue Officer, sales incentive compensation);
•	long-term equity compensation; and
•	severance and change of control-related payments and benefits.

We also provide our executive officers with comprehensive employee benefit programs such as medical, dental and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other plans and programs generally made available to all of our eligible employees.

We believe these elements provide a compensation package that attracts and retains qualified individuals, links individual performance to company performance, focuses the efforts of our named executive officers and other executives on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders. In particular, our compensation program, supported by our corporate culture, encourages a long-term focus by our named executive officers, as well as all our other employees, by placing a heavy emphasis on granting equity awards, the value of which depends on our stock performance and other performance measures, to achieve strong long-term performance.

32	NUTANIX, INC. 2021 PROXY STATEMENT

Fiscal Year 2021 Compensation Mix

The mix of total targeted direct compensation for Mr. Ramaswami and our other named executive officers (other than Mr. Pandey) for fiscal year 2021 was as follows:

FISCAL YEAR 2021 PAY MIX – CURRENT CEO(1)	FISCAL YEAR 2021 PAY MIX – OTHER NEOs(2)

98% VARIABLE PAY (AT RISK)	89% VARIABLE PAY (AT RISK)
(1)	Base salary and target bonus are not based on prorated amounts to reflect the time Mr. Ramaswami was employed by us during fiscal year 2021.
(2)	Excludes Mr. Pandey’s compensation, as he resigned as our CEO and Chairman midway through the second quarter of fiscal year 2021.

Base Salaries

We pay base salaries to our named executive officers to compensate them for services rendered during the year and provide predictable income. Generally, we establish the initial base salaries of our executive officers at the time we hire the individual executive officer, based on a consideration of the executive officer’s experience, skills, knowledge, and scope of responsibilities, as well as benchmarking against our peer group. In addition, the competition in the market from which we recruit plays a role in setting salary levels due to the difficulty in recruiting candidates with the level of talent and experience we believe are necessary for us to execute on our business and growth plans. We do not apply specific formulas to determine changes in salaries. Instead, the salaries of our named executive officers are reviewed on an annual basis by our CEO (other than his own salary, which is reviewed and determined by the compensation committee) and the compensation committee, based on their experience setting salary levels and in determining compensation for senior executives.

Fiscal Year 2021 Base Salaries

Due to the global economic uncertainty resulting from the COVID-19 pandemic and the cost savings measures we took in response, each of our named executive officers voluntarily took a temporary 10% reduction in base salary in April 2020. In August 2020, as part of its review of our executive compensation program, the compensation committee approved reinstatements of the base salaries to the levels previously approved by the compensation committee. Based on market research and analysis prepared by Compensia, base salary levels for our named executive officers aligned with the percentile that the compensation committee considered to be appropriate for the specific named executive officer, as applicable, for a comparable executive in our compensation peer group, based on each named executive officer’s performance and contribution to our company’s performance. Based on this review, the compensation committee did not change the annual base salaries of our then currently employed named executive officers as set forth below. Mr. Ramaswami’s base salary was set as part of his new hire package.

Named Executive Officer	Fiscal Year 2021 Base Salary(1)	Change From Fiscal Year 2020
Rajiv Ramaswami	$800,000	N/A
Dheeraj Pandey	$500,000	0%
Duston M. Williams	$475,000	0%
Christopher Kaddaras	$600,000	0%
David Sangster	$475,000	0%
Tyler Wall	$425,000	0%
(1)	As of July 31, 2021.

NUTANIX, INC. 2021 PROXY STATEMENT	33

Target and Actual Annual Incentive Compensation

For fiscal year 2021, each of our named executive officers participated (other than Mr. Kaddaras, who participated in an individualized sales incentive plan) in our Executive Incentive Compensation Plan (“Executive Bonus Plan”). Our Executive Bonus Plan allows the compensation committee to provide incentive awards to employees selected by the committee, including our named executive officers. Under our Executive Bonus Plan, the compensation committee determines the performance goals, if any, applicable to any award or portion of an award and may choose the performance goals from a wide range of possible metrics as set forth in the Executive Bonus Plan. The performance goals may differ from participant to participant and from award to award. The compensation committee administers our Executive Bonus Plan and may, in its sole discretion and at any time, increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, at the discretion of the compensation committee. The compensation committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers. Actual awards are paid in cash in a single lump sum only after they are earned, which requires continued employment through the applicable payment date, unless otherwise determined by the compensation committee. If a participant terminates employment because of death or disability before the actual award is paid, the award may be paid to the participant’s estate or to the participant, as applicable, subject to the compensation committee’s discretion to reduce or eliminate the award. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Executive Bonus Plan. Our board of directors and the compensation committee have the authority to amend, alter, suspend or terminate our Executive Bonus Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

Each year, the compensation committee determines the terms and conditions for the Executive Bonus Plan for the year. For fiscal year 2021, the compensation committee adopted and approved target annual incentive compensation amounts for each of our named executive officers, as well as the terms and conditions for the first half of fiscal year 2021 (the ”H1 FY2021 Executive Bonus Plan”) and the second half of fiscal year 2021 (the ”H2 FY2021 Executive Bonus Plan”). The H1 FY2021 Executive Bonus Plan and H2 FY2021 Executive Bonus Plan are together herein referred to as “Fiscal Year 2021 Executive Bonus Plan.”

Fiscal Year 2021 Annual Bonus Targets

We designed the Fiscal Year 2021 Executive Bonus Plan to align with key performance measures that we believe to be appropriate indicators of our success through our business model transitions and reflective of a subscription-based business model, such as the annual contract value of bookings, customer churn rate, and operating expenses excluding commissions. In October 2020, following review of market research and analysis prepared by Compensia, the compensation committee determined the target annual incentive compensation opportunities for each of Messrs. Pandey, Williams, Sangster, and Wall as part of the compensation committee’s annual analysis of the total cash compensation package provided to our executive officers. Mr. Ramaswami’s target annual incentive compensation opportunity was negotiated as part of his new hire package. Mr. Kaddaras’ target annual sales incentive compensation was reviewed by the compensation committee in February 2021 in connection with his promotion to Chief Revenue Officer. The target annual incentive compensation opportunities established under the Fiscal Year 2021 Executive Bonus Plan for our named executive officers (other than Mr. Kaddaras, who received a payout under an individualized sales incentive plan described in “Chris Kaddaras’ Sales Incentive Plan” below) were as follows:

Named Executive Officer	FY 2021 Annual Bonus Target	Annual Bonus Target (as % of Base Salary)	Change From Fiscal Year 2020
Rajiv Ramaswami	$800,000	100%	N/A
Dheeraj Pandey	$600,000	120%	0%
Duston M. Williams	$356,250	75%	19%
Christopher Kaddaras	(1)	(1)	(1)
David Sangster	$356,250	75%	19%
Tyler Wall	$255,000	60%	46%
(1)	For fiscal year 2021, Mr. Kaddaras participated in an individualized sales incentive plan as described in “Chris Kaddaras’ Sales Incentive Plan” below.

34	NUTANIX, INC. 2021 PROXY STATEMENT

Fiscal Year 2021 Executive Bonus Plan

The pre-established corporate objectives for the Fiscal Year 2021 Executive Bonus Plan aligned with our annual operating plan. The Fiscal Year 2021 Executive Bonus Plan provided for potential performance-based incentive payouts to our named executive officers (other than Mr. Kaddaras) based on three general performance components. Each participating named executive officer’s potential payout was based on levels determined to be challenging and requiring substantial skill and effort on the part of senior management and were weighted based on relative importance to the overall performance for our company. In addition, each participating named executive officer’s potential payout was subject to a personal performance modifier that allowed for an adjustment in payout based on a holistic assessment of the participating named executive officer’s individual performance. Potential payouts under the Fiscal Year 2021 Executive Bonus Plan ranged between 0% to 200%, depending on achievement of the performance metric, with 100% achievement of each metric aligned with the achievement of objectives under our annual operating plan. Actual bonuses are paid in a lump sum following each six-month performance period. Actual bonus amounts for each six-month performance period under the Fiscal Year 2021 Executive Bonus Plan were calculated as the sum of the weighted payout percentage for all performance targets for the period multiplied by 50% of the annual bonus target for each participating named executive officer. In both the H1 FY2021 Executive Bonus Plan and the H2 FY2021 Executive Bonus Plan, no payout could be made under the plan unless the ACV bookings performance metric was achieved at a level that warranted a payout under the performance targets for that performance period.

The performance metrics for payouts under the H1 FY2021 Executive Bonus Plan and the H2 FY2021 Executive Bonus Plan were: (i) ACV bookings, (ii) customer churn, and (iii) non-GAAP operating expenses excluding commissions. We define ACV bookings for any given period as the sum of the ACV for all contracts booked during the given period. ACV is defined as the total annualized value of a contract, excluding amounts related to professional services. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. We calculate customer churn by dividing the number of customers lost during the period by the sum of customers at the beginning of the period and the number of customers acquired during the period. A customer is considered active if the customer has an asset with an active support contract. We define non-GAAP operating expenses excluding commissions as (i) total operating expenses adjusted to exclude stock-based compensation expense, costs associated with business combinations, such as amortization of acquired intangible assets, revaluation of contingent consideration and other acquisition-related costs and costs associated with other non-recurring transactions, minus (ii) commissions. The compensation committee approved the use of these metrics for the Fiscal Year 2021 Executive Bonus Plan for the following reasons:

Metric	Importance of the Metric
ACV bookings	An indicator of the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths.
Customer churn	A measurement of our ability to retain and renew customers as their term-based licenses expire in a subscription-based business model.
Non-GAAP operating expenses excluding commissions	An indicator of our ability to manage expenses in operating our business and growth and to drive sales and marketing efficiencies.

The compensation committee believed these performance metrics were objective measures of the success of our growth and business strategy, especially in light of our ongoing transition to a subscription-based business model.

NUTANIX, INC. 2021 PROXY STATEMENT	35

The following table describes the relative weighting of each performance metric and the payout percentages used to calculate payouts under the H1 FY2021 Executive Bonus Plan and the H2 FY2021 Executive Bonus Plan based on achievement of the targets at and between the low end of the target range and the high end of the target range.

Performance Metric	Weighting	Plan Targets	Payout %
ACV bookings (threshold metric)	50%	Less than 90% of Target	0%
		Between 90% and 100% of Target	Between 50% and 100%
		100% of Target	100%
		Between 100% and 110% of Target	Between 100% and 200%
		110% or More of Target	200%
Customer churn	25%	6.0% or More	0%
		Between 6.0% and 4.0%	Between 0% and 100%
		4.0%	100%
		Between 4.0% and 2.0%	Between 100% and 200%
		2.0% or Less	200%
Non-GAAP operating expenses excluding commissions	25%	Less than 95.5% of Target	0%
		Between 95.5% and 100% of Target	Between 70% and 100%
		100% of Target	100%
		Between 100% and 107.5% of Target	Between 100% and 200%
		107.5% or More of Target	200%

ACV Bookings Achievement % (50% weighting)	+	Customer Churn Achievement % (25% weighting)	+	Non-GAAP Operating Expenses Excluding Commissions Achievement % (25% weighting)	=	Total Weighted Achievement %

Total Weighted Achievement %	x	Individual Bonus Target	=	Individual Payout Amount (subject to personal performance modifier)

The specific targets for ACV bookings, customer churn and non-GAAP operating expenses excluding commissions were derived from our internal annual operating plan, which is not publicly disclosed for competitive reasons. Any achievement of the plan targets between the low and high end of the target range would correlate to a lower or higher payout percentage between 0% and 200%. For the Fiscal Year 2021 Executive Bonus Plan, ACV Bookings was a threshold metric, such that, if no payout were achieved under the ACV Bookings performance metric for any given six-month performance period, then no payout would be made under the Executive Bonus Plan to any participating named executive officer for that period, regardless of the level of achievement under any other performance metric. With respect to each performance metric, the target achievement level (which would result in a 100% payout percentage for the metric) was set at a level that the compensation committee believed was rigorous and would require stretch performance. The compensation committee considered the target achievement levels to be linked to stockholder value creation. The target achievement levels were set based on our annual operating plan and were not certain to be met at the time they were determined, in light of our company’s ongoing transition to a subscription-based business model, past performance, and macroeconomic conditions. As indicated in the table above, our payout slopes were structured so as to require substantial outperformance of each performance metric to receive significantly above the 100% payout percentage (but capped at 200%) for the metric.

36	NUTANIX, INC. 2021 PROXY STATEMENT

H1 FY2021 Executive Bonus Plan Payouts

The achievement of each performance metric under the H1 FY2021 Executive Bonus Plan was as follows:

Performance Metric	Achievement	Payout %	Weighting	Weighted Total
ACV bookings	117% of Target	200%	50%	100%
Customer churn(1)	5.1%	45%	25%	11.3%
Non-GAAP operating expenses excluding commissions	106.4% of Target	180.4%	25%	45.1%
	Total Weighted Achievement Percentage:			156.4%
(1)	Actual customer churn for the first half of fiscal year 2021 missed the target achievement level of 4.0% primarily due to a number of subscription terms that expired during the first half of fiscal year 2021 but were not renewed by the customers until the second half of fiscal year 2021.

The H1 FY2021 bonus target for Mr. Ramaswami was prorated to reflect the time he was employed by us during the first half of fiscal year 2021 and the H1 FY2021 bonus target for each of Mr. Pandey, Williams, Sangster, and Wall was prorated to reflect the time during which his voluntary temporary 10% reduction in base salary was in effect. The aggregate payout amounts were calculated by multiplying the participating named executive officer’s H1 FY 2021 bonus target, as prorated, and the total weighted achievement percentage for all three performance metrics, which was 156.4%. The compensation committee did not use the personal performance modifier to increase the payout for any named executive officer. The aggregate payouts received by each participating named executive officer under the H1 FY2021 Executive Bonus Plan were:

Named Executive Officer	H1 FY 2021 Bonus Target (Prorated)	Payout Amount for H1 FY 2021
Rajiv Ramaswami	$117,391	$183,600
Dheeraj Pandey	$297,554	N/A
Duston M. Williams	$176,673	$276,316
David Sangster	$176,673	$276,316
Tyler Wall	$126,460	$197,784

H2 FY2021 Executive Bonus Plan Payouts

The achievement of each performance metric under the H2 FY2021 Executive Bonus Plan were as follows:

Performance Metric	Achievement	Payout %	Weighting	Weighted Total
ACV bookings	118.2% of Target	200%	50%	100%
Customer churn	2.8%	160%	25%	40%
Non-GAAP operating expenses excluding commissions	108.4% of Target	200%	25%	50%
	Total Weighted Achievement Percentage:			190%

NUTANIX, INC. 2021 PROXY STATEMENT	37

The aggregate payout amounts were calculated by multiplying the participating named executive officer’s H2 FY 2021 bonus target and the total weighted achievement percentage for all three performance metrics, which was 190%. The compensation committee did not use the personal performance modifier to increase the payout for any named executive officer. The aggregate payouts received by each participating named executive officer under the H2 FY2021 Executive Bonus Plan were:

Named Executive Officer	H2 FY 2021 Bonus Target	Payout Amount for H2 FY 2021
Rajiv Ramaswami	$400,000	$760,000
Dheeraj Pandey	$300,000	N/A
Duston M. Williams	$178,125	$338,438
David Sangster	$178,125	$338,438
Tyler Wall	$127,500	$242,250

Total FY2021 Executive Bonus Plan Payout Amounts

The aggregate payouts received by each participating named executive officer under the Fiscal Year 2021 Executive Bonus Plan were as follows:

Named Executive Officer	FY 2021 Bonus Target	Payout Amount for FY 2021
Rajiv Ramaswami	$800,000	$943,600
Dheeraj Pandey	$600,000	N/A
Duston M. Williams	$356,250	$614,754
David Sangster	$356,250	$614,754
Tyler Wall	$255,000	$443,034

Chris Kaddaras’ Sales Incentive Plan

Mr. Kaddaras was determined to be an executive officer of our company in March 2021, shortly after his promotion to Chief Revenue Officer. For fiscal year 2021, much of Mr. Kaddaras’ responsibilities were focused on driving sales of our solutions. Therefore, for fiscal year 2021, the compensation committee determined that Mr. Kaddaras should participate in a sales incentive plan with terms that correspond to the results achieved by his team, rather than the Fiscal Year 2021 Executive Bonus Plan described above. Mr. Kaddaras’ sales incentive plan for fiscal year 2021 was an individualized plan similar to the plans used for all of our sales employees and earned commissions based on worldwide ACV Bookings generated by his sales team. Mr. Kaddaras’ annual target under the sales commission plan was $600,000, which was determined by the compensation committee and took into account the compensation factors described above under the heading “Executive Compensation – Compensation Discussion and Analysis – Compensation-Setting Process.”

Under his sales incentive plan, Mr. Kaddaras was eligible to receive commissions based on a quota for the first half of fiscal year 2021 tied to worldwide ACV Bookings and renewals and a quota for the second half of fiscal year 2021 tied to worldwide ACV Bookings and renewals. In addition, as set forth in the table below, Mr. Kaddaras was eligible for higher commission percentages if he achieved over 100% of his quota targets.

Period	Payout Target	Quota Target Tiers	Commission Payout % for Each Tier	Payouts at Each Commission Tier	Total Payout
First Half of Fiscal Year 2021	$300,000	0% to 100% of quota	0.1024%	$300,000	$571,838
		100% and above of quota	0.3071%	$271,838
Second Half of Fiscal Year 2021	$300,000	0% to 100% of quota	0.0909%	$300,000	$552,345
		100% and above of quota	0.2726%	$252,346
			Total:		$1,124,183

38	NUTANIX, INC. 2021 PROXY STATEMENT

Long-Term Equity Compensation

Our corporate culture encourages a long-term focus by our named executive officers. In keeping with this culture, our executive compensation program places a heavy emphasis on granting equity awards, the value of which depends on our stock performance and other performance measures, to achieve strong long-term performance. These equity awards have typically been time-based RSUs, but, in specific circumstances, we have also granted PRSUs to certain named executive officers tied to the long-term objectives of our company. Time-based RSUs offer predictable value delivery to our named executive officers while promoting alignment of their interests with the long-term interests of our stockholders in a manner consistent with competitive market practices. In cases where PRSUs were granted to certain named executive officers, we believe that PRSUs directly link a significant portion of the named executive officer’s target total direct compensation to our performance based on the achievement of one or more pre-established financial or stock price performance metrics. As discussed under “Fiscal Year 2022 Equity Awards” below, the compensation committee determined to implement PRSUs as a standard component of fiscal year 2022 annual equity awards granted to our executive officers.

The compensation committee, in consultation with our CEO (other than with respect to himself) and its independent compensation consultant, determines the size, mix, material terms and, in the case of PRSUs, performance metrics of the equity awards granted to our named executive officers, taking into account a number of factors as described in the section “Executive Compensation –Compensation Discussion and Analysis – Compensation-Setting Process.”

Fiscal Year 2021 Equity Awards

In fiscal year 2021, each of our named executive officers received time-based RSUs or PRSUs, as applicable, as described in the “Grants of Plan-Based Awards” table in the section “Executive Compensation – Compensation Discussion and Analysis – Executive Compensation Tables.” Mr. Williams, Sangster, and Wall each received his time-based RSUs as an annual grant in connection with the compensation committee’s annual review of executive compensation. Mr. Ramaswami received his time-based RSUs and PRSUs as part of his new hire package in December 2020. Mr. Kaddaras received his time-based RSUs in connection with his promotion to Chief Revenue Officer in February 2021, and his previously granted PRSUs were modified in December 2020 to generally align the stock price milestone target underlying the PRSUs with the second stock price milestone target underlying Mr. Ramaswami’s PRSUs.

Fiscal Year 2022 Equity Awards

In October 2021, as part of its annual review, the compensation committee determined to further align pay with performance and the interests of our executives with the interests of our stockholders by implementing PRSUs as a standard component of fiscal year 2022 annual equity awards granted to our executive officers, comprising 50% of each award. The PRSUs are based on the total shareholder return of our company relative to the total shareholder return of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years. To mitigate the influence of interim fluctuations in performance during the first two measurement periods, the achievement percentage is capped at 100% for the first two measurement periods. The compensation committee believed that interim measurement periods were an appropriate design feature for the PRSUs as a transition for the executive officers from time-based RSUs to performance-based long-term incentive RSUs. The compensation committee believes relative total shareholder return is a straightforward and objective metric for evaluating our company’s performance against the performance of other companies and further aligns pay with performance and the interests of our executives with the interests of our stockholders in creating long-term value.

NUTANIX, INC. 2021 PROXY STATEMENT	39

The elements of each annual equity award granted to our named executive officers for fiscal year 2022 are as follows:

Element	% of Award	Vesting Terms and Conditions
Time-Based RSUs	50%	• Time-based quarterly vesting over four years, subject to continued service to us through each vesting date
PRSUs	50%

•   PRSUs will be eligible to vest based on the TSR of our company relative to the TSR of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years.

•   PRSUs will be eligible to vest based on performance for each period, with vesting to occur in September following the period, subject to continued service to us through the vesting date.

•   The total number of PRSUs that will be eligible to vest range from an achievement percentage of 0% to 200% of the target award, except that the achievement percentage is capped at 100% for the first two measurement periods.

•   Only up to one-third of the target award may be earned for each of the first two measurement periods, subject to continued service to us through each vesting.

•   The achievement percentage of the target number of PRSUs that may vest are (i) 0% if the TSR of our company ranks below the 25th percentile of the companies in the index, (ii) 100% if the TSR of our company ranks at the 50th percentile of the companies in the index, and (iii) 200% if the TSR of our company at the 75th percentile of the companies in the index. If the TSR of our companies ranks between these percentile thresholds, the achievement percentage of the target number of PRSUs that may vest is determined using linear interpolation.

•   PRSUs deemed earned at the end of the third measurement period based on achievement will be adjusted to deduct any PRSUs already vested in the first two measurement periods.

•   The award is subject to a maximum value cap that limits the total value that may be become eligible to vest at the end of the third measurement period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $145.92 (i.e., four times the average closing price per share of our Class A common stock from June 1, 2021 through July 31, 2021).

Severance and Change of Control-Related Benefits

Our named executive officers each participate in our Executive Severance Policy and our Change of Control and Severance Policy.

Our Executive Severance Policy provides eligible employees with protections in the event of the involuntary termination of their employment under circumstances not related to a change of control of our company. Our Change of Control and Severance Policy eligible employees with protections in the event of their involuntary termination of employment following a change of control of our company. In addition, certain of the executive officers may have such provisions in their employment agreements.

We believe that these protections assist us in retaining these individuals. We also believe that these protections serve our executive retention objectives by helping our named executive officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change of control. The terms of these agreements, our Executive Severance Policy, and our Change of Control Severance Policy were determined after our board of directors and the compensation committee reviewed our retention goals for our named executive officers, an analysis of relevant market data, and with consideration for potential retention needs given our recent CEO transition.

For a summary of the material terms and conditions of these post-employment compensation arrangements, see section titled “Executive Compensation – Employment Arrangements.”

40	NUTANIX, INC. 2021 PROXY STATEMENT

COMPENSATION-SETTING PROCESS

Role of the Compensation Committee

Pursuant to its charter, the compensation committee is primarily responsible for establishing, approving and adjusting compensation arrangements for our named executive officers, including our CEO, reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance against the backdrop of our corporate goals and objectives, and determining the long-term incentive component of our executive compensation arrangements in light of factors related to our performance, including accomplishment of our long-term business and financial goals. For additional information about the compensation committee, see “Corporate Governance - Board of Directors and Its Committees - Compensation Committee” in this proxy statement.

Compensation decisions for our executive officers are made by the compensation committee, with the input of its independent compensation consultant and our CEO and management team (except with respect to their own compensation). The compensation committee periodically reviews and, as necessary, adjusts the cash and equity compensation of our executive officers with the goal of ensuring that our executive officers are properly incentivized.

The compensation committee considers compensation data from our peer group as one of several factors that inform its judgment of appropriate parameters for target compensation levels. The compensation committee, however, does not strictly benchmark compensation to a specific percentile of our peer group, nor does it apply a formula or assign relative weights to specific compensation elements. In addition, while compensation peer group data is a factor, the compensation committee is forward-looking in aligning our executive compensation program with the unique growth opportunity we believe we have, and the risks associated with pursuing the opportunity, which are not captured by reviewing peer data.

The compensation committee makes compensation decisions after the consideration of many factors, including:

•	the performance and experience of each executive officer;
•	the scope and strategic impact of the executive officer’s responsibilities and the criticality of the executive officer’s role to the performance of our company and achievement of our growth strategy and transition to a subscription-based model;
•	our past business performance and future expectations;
•	our long-term goals and strategies;
•	the performance of our executive team as a whole;
•	for each executive officer, other than our CEO, the recommendation of our CEO based on an evaluation of his or her performance;
•	the difficulty and cost of replacing high-performing leaders with in-demand skills;
•	the tenure and past compensation levels, including existing unvested equity, of each individual;
•	the relative compensation among our executive officers; and
•	the competitiveness of compensation relative to our peer group.

The compensation committee operates under a written charter adopted by our board of directors. A copy of the charter is posted on the investor relations section of our website located at http://ir.nutanix.com.

NUTANIX, INC. 2021 PROXY STATEMENT	41

Role of Management

The compensation committee works with members of our management team, including our CEO and our human resources, finance and legal professionals (except with respect to their own compensation). Typically, our CEO makes recommendations to the compensation committee, regularly attends the compensation committee’s meetings and is involved in the determination of compensation for our executive officers, except that our CEO does not make recommendations as to his own compensation. Because of his direct role overseeing our executive officers, our CEO makes recommendations to the compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results and aspirations, an individual executive officer’s actual contribution toward, and ability to contribute to the achievement of, these results and aspirations, and performance toward individual goal achievement. The compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

Role of Compensation Consultant

The compensation committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel and such other advisors as necessary to assist with the execution of its duties and responsibilities. For fiscal year 2021, the compensation committee engaged Compensia to conduct market research and analysis on our various executive positions, to assist the compensation committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia evaluated the following components to assist the compensation committee in establishing executive compensation for fiscal year 2021:

•	base salary;
•	target and actual annual incentive compensation;
•	target and actual total cash compensation (base salary and annual incentive compensation);
•	long-term incentive compensation (equity awards); and
•	beneficial ownership of our common stock.

As described above in the section titled “Corporate Governance – Director Compensation – Non-Employee Director Compensation Policy,” Compensia also annually provides, at the direction of the compensation committee, an analysis of the competitive position of our non-employee director compensation policy against the peer group used for executive compensation purposes.

Based on consideration of the factors specified in the SEC rules and Nasdaq listing standards, the compensation committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the compensation committee and our management team has raised any conflicts of interest. The compensation committee reviews these factors on an annual basis. As part of the compensation committee’s determination of Compensia’s independence for fiscal year 2021, it received written confirmation from Compensia addressing these factors and stating its belief that it remains an independent compensation consultant to the compensation committee.

Peer Group

The compensation committee reviews market data of companies that we believe are comparable to us. With Compensia’s assistance, the compensation committee developed a peer group for use when making its fiscal year 2021 compensation decisions, which consisted of companies that are located in the same geographical area and that had revenues, growth rates, market capitalization and/or a number of employees within a range similar to that of our company. While the compensation committee takes into account compensation practices of the peer companies, the compensation committee uses this information as one of many factors in its deliberations on compensation matters, as described above, and does not set compensation levels to meet specific percentiles.

42	NUTANIX, INC. 2021 PROXY STATEMENT

The compensation committee referred to compensation data from this peer group when making fiscal year 2021 base salary, cash bonus and equity award decisions for our executive officers. The following is a list of the public companies that comprised our fiscal year 2021 peer group:

Arista Networks	Cloudera	Datadog	Dropbox
F5 Networks	Guidewire Software	HubSpot	MongoDB
New Relic	Okta	Palo Alto Networks	Proofpoint
PTC	Pure Storage	Splunk	Twilio
VMware	Zendesk

In June 2021, the compensation committee reviewed the compensation peer group that would be used for compensation decision-making for fiscal year 2022. In light of our comparable market capitalization at the time, comparable growth rate and annual revenue, our continued transition toward a subscription-based business model, and, in certain cases, the acquisition of the applicable company, the compensation committee determined that Citrix Systems, Elastic, and SolarWinds should be added to the peer group and that Proofpoint, Okta, and Twilio should be removed. The compensation committee believes that this updated peer group provides even more comprehensive insight into market executive compensation practices as we continue our transition to a subscription-based business model, and will help further align our executive compensation with our business plans in the near and long term.

The following is a list of the public companies that comprise our fiscal year 2022 peer group:

Arista Networks	Citrix Systems	Cloudera	Datadog
Dropbox	Elastic	F5 Networks	Guidewire Software
HubSpot	MongoDB	New Relic	Palo Alto Networks
PTC	Pure Storage	SolarWinds	Splunk
VMware	Zendesk

EMPLOYMENT ARRANGEMENTS

We have employment agreements with our currently employed named executive officers. Each of these arrangements provides for “at-will” employment and sets forth the initial terms and conditions of employment of the named executive officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for an initial grant of an option to purchase shares of our common stock or other equity awards, opportunities for post-employment compensation and vesting acceleration terms. These agreements also set forth the rights and responsibilities of each party and may protect both parties’ interests in the event of a termination of employment by providing for certain payments and benefits under specified circumstances, including following a change of control of our company. These offers of employment were each subject to the execution of a standard proprietary information and invention assignment agreement and proof of identity and work eligibility in the United States.

Each of these agreements was approved on our behalf by the compensation committee or our board of directors at the recommendation of the compensation committee. We believe that these arrangements were necessary to induce these individuals to forgo other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In filling our executive positions, the compensation committee was aware that, in some situations, it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business. Accordingly, it recognized that it would need to develop highly competitive compensation packages to attract qualified candidates in a competitive labor market. At the same time, the compensation committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

For a summary of the material terms and conditions of our employment agreements with our named executive officers, see section below titled “Executive Compensation – Employment Arrangements.”

NUTANIX, INC. 2021 PROXY STATEMENT	43

OTHER COMPENSATION PRACTICES AND POLICIES

Employee Benefits

We provide employee benefits to all eligible employees in the United States, including our currently employed named executive officers, which the compensation committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, health savings accounts, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other plans and programs.

Stock Trading Practices; Hedging and Pledging Policy

We maintain an Insider Trading Policy that, among other things, prohibits our officers, including our named executive officers, directors and employees from trading during quarterly and special blackout periods. We also prohibit short sales, hedging and similar transactions designed to decrease the risks associated with holding our securities, as well as pledging our securities as collateral for loans and transactions involving derivative securities relating to our common stock. Our Insider Trading Policy requires that all directors, executive officers, and certain other key employees, including our named executive officers, pre-clear with our legal department any proposed open market transactions.

Impact of Accounting and Tax Requirements on Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer and certain other highly compensated officers. The compensation committee may, in its judgment, authorize compensation payments that are not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. The compensation committee intends to continue to compensate our named executive officers in a manner consistent with the best long-term interests of our company and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our named executive officers with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that certain officers and directors, and service providers who hold significant equity interests, and certain highly compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceeds certain prescribed limits, and that our company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. However, under our Change of Control Severance Policy, if any payment or benefits to a policy participant, including the payments and benefits under the policy, would constitute a “parachute payment” within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (ii) not reduced, whichever, after taking into account all applicable federal, state and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

44	NUTANIX, INC. 2021 PROXY STATEMENT

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the award.

For performance units, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.

Compensation Risk Assessment

The compensation committee reviews and discusses with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, the compensation committee has engaged Compensia to independently review our executive compensation program. Based on these reviews, the compensation committee structures our executive compensation program to encourage our named executive officers to focus on both short-term and long-term success. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on us.

REPORT OF THE COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the compensation committee:

The Compensation Committee

Susan L. Bostrom (Chair)

Craig Conway (joined the Committee on June 16, 2021)

Max de Groen

Brian Stevens

NUTANIX, INC. 2021 PROXY STATEMENT	45

EXECUTIVE COMPENSATION TABLES

FISCAL YEAR 2021 SUMMARY COMPENSATION TABLE

The following table presents all of the compensation awarded to, or earned by, our named executive officers during the fiscal year ended July 31, 2021.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)	Option Awards ($)	Stock Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)	Total ($)
Rajiv Ramaswami(4) President and Chief Executive Officer	2021	515,151	—	—	36,350,054	(5)	943,600		—	37,808,805
Dheeraj Pandey(6) Former Chief Executive Officer and Chairman	2021	181,250	—	—	—		—		—	181,250
	2020	474,811	—	—	4,160,000	(7)	—		—	4,634,811
	2019	483,333	—	—	6,460,000	(8)	—		—	6,943,333
Duston M. Williams Chief Financial Officer	2021	464,115	—	—	5,245,371		614,754		—	6,324,240
	2020	451,070	—	—	2,868,000		—		—	3,319,070
	2019	441,667	—	—	3,944,000		—		—	4,385,667
Christopher Kaddaras(9) Chief Revenue Officer	2021	586,250	—	—	1,972,390	(10)	1,124,183	(11)	—	3,682,823
David M. Sangster Chief Operating Officer	2021	464,115	—	—	4,196,306		614,754		—	5,275,175
	2020	451,070	—	—	4,780,000		—		—	5,231,070
	2019	394,167	—	—	3,944,000		—		—	4,338,167
Tyler Wall Chief Legal Officer	2021	415,260	—	—	2,307,970		440,034		—	3,163,264
	2020	403,589	—	—	1,434,000		—		—	1,837,589
	2019	391,667	—	—	—		—		—	391,667
(1)	In April 2020, each of our named executive officers (other than Mr. Ramaswami, who was not appointed as our President and Chief Executive Officer until December 2020) voluntarily took a temporary 10% reduction in base salary due to the global economic uncertainty resulting from the COVID-19 pandemic and the cost savings measures taken by us in response. The base salaries were reinstated to the levels previously approved by the compensation committee effective as of August 2020.
(2)	The amount reported represents the grant date fair value or incremental fair value, as applicable, of the equity awards, as computed in accordance with ASC Topic 718. These amounts do not reflect the actual economic value that may ultimately be realized by the named executive officers. The grant date fair value for time-based RSUs reported in the table is calculated in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the date of grant. The grant date fair value or modification date fair value, as applicable, for PRSUs reported in the table is calculated in accordance with ASC Topic 718 using Monte Carlo simulations. A Monte Carlo simulation requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period and expected dividend yield.
(3)	The amounts reported represent the amounts paid under our executive bonus and commission payout plans.
(4)	Mr. Ramaswami was appointed as our President and CEO in December 2020.
(5)	As part of his new hire package, Mr. Ramaswami was promised RSUs with a grant date fair value for financial accounting purposes of $32,000,000, assuming the value of a share is a trailing 30-calendar day trading average ending on the date prior to his start date and using a Monte Carlo simulation. In accordance with the calculation set forth in his offer letter, Mr. Ramaswami was granted 378,601 RSUs with a total grant date fair value of $11,255,808 and 703,117 PRSUs with a total grant date fair value of $25,094,246. The total aggregate grant date fair value of his RSUs and PRSUs of $36,350,054 is different from the $32,000,000 set forth in his offer letter due primarily to the difference between the trailing 30-day calendar day trading average set forth in his offer letter and the inputs used to calculate grant date fair value in accordance with ASC Topic 718.
(6)	Mr. Pandey resigned as our CEO and Chairman in December 2020.
(7)	Mr. Pandey was granted PRSUs in fiscal year 2020 with a total grant date fair value of $4,160,000, which were subject to certain performance conditions. The amount reported assumes that all performance-based vesting conditions would have been achieved.
(8)	Mr. Pandey was granted RSUs in fiscal year 2019 with a total grant date fair value of $6,460,000, of which $2,516,000 were subject to certain performance conditions. The amount reported assumes that all service-based and performance-based vesting conditions would have been achieved.
(9)	Mr. Kaddaras was determined to be an executive officer in March 2021 and was not a named executive officer for fiscal year 2020 or fiscal year 2019. Therefore, no compensation information for fiscal year 2020 or fiscal year 2019 is presented for Mr. Kaddaras. On October 4, 2021, we announced that Mr. Kaddaras will be resigning from our company effective October 31, 2021.
(10)	On February 2, 2021, in connection with his promotion to Chief Revenue Officer, Mr. Kaddaras was granted 31,715 RSUs with a total grant date fair value of $1,032,640. On December 15, 2020, 75,000 PRSUs previously granted to Mr. Kaddaras on February 1, 2020 were modified, which resulted in an associated incremental fair value of $939,750.

(11)	For fiscal year 2021, Mr. Kaddaras participated in an individualized sales incentive plan rather than the Fiscal Year 2021 Executive Bonus Plan. The amount reported reflects sales commissions earned by Mr. Kaddaras under his sales incentive plan.

46	NUTANIX, INC. 2021 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS

The following table presents, for each of our named executive officers, information concerning plan-based awards granted during the fiscal year ended July 31, 2021. This information supplements the information about these awards set forth in the “Fiscal Year 2021 Summary Compensation Table” above.

	Award Type		Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units(2) (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)		Target (#)		Maximum (#)
Rajiv Ramaswami	Cash incentive	—	—	800,000	1,600,000	—		—		—		—		—	—	—
	Time-based RSUs	12/9/2020	—	—	—	—		—		—		378,601	(4)	—	—	11,255,808
	PRSUs	12/9/2020	—	—	—	471,088	(5)	703,117	(5)	935,145	(5)	—		—	—	25,094,246	(6)
Dheeraj Pandey	Cash incentive	—	—	600,000	1,200,000	—		—		—		—		—	—	—
Duston M. Williams	Cash incentive	—	—	356,250	712,500	—		—		—		—		—	—	—
	Time-based RSUs	10/2/2020	—	—	—	—		—		—		235,747	(7)	—	—	5,245,371
Christopher Kaddaras	Cash incentive	—	—	600,000	—	—		—		—		—		—	—	—
	Time-based RSUs	2/2/2021	—	—	—	—		—		—		31,715	(8)	—	—	1,032,640
	Modified PRSUs	12/15/2020	—	—	—	—		75,000	(9)	—		—		—	—	939,750	(10)
David M. Sangster	Cash incentive	—	—	356,250	712,500	—		—		—		—		—	—	—
	Time-based RSUs	10/2/2020	—	—	—	—		—		—		188,598	(7)	—	—	4,196,306
Tyler Wall	Cash incentive	—	—	255,000	510,000	—		—		—		—		—	—	—
	Time-based RSUs	10/2/2020	—	—	—	—		—		—		103,729	(7)	—	—	2,307,970
(1)	For our named executive officers other than Mr. Kaddaras, the amounts reported represent cash incentive compensation opportunities under the Fiscal Year 2021 Executive Bonus Plan at target levels for our corporate objectives. For achievement in excess of target, overperformance could be rewarded with a payout of up to an additional 100% of each named executive officer’s target (for a maximum payment of 200% of each named executive officer’s target). For Mr. Kaddaras, the amount reported represents the cash incentive compensation opportunity under his fiscal year 2021 sales incentive compensation plan at the target level for our corporate objectives.
(2)	The amounts reported represent the number of shares of Class A common stock subject to RSUs.
(3)	The amount reported represents the grant date fair value or incremental fair value, as applicable, of the equity awards, as computed in accordance with ASC Topic 718. These amounts do not reflect the actual economic value that may ultimately be realized by the named executive officers. The grant date fair value for time-based RSUs reported in the table is calculated in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the date of grant. The grant date fair value or modification date fair value, as applicable, for PRSUs reported in the table is calculated in accordance with ASC Topic 718 using Monte Carlo simulations. A Monte Carlo simulation requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period and expected dividend yield.
(4)	25% of the RSUs vest on December 15, 2021, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date.
(5)	The PRSUs are subject to stock price-based milestones. The first milestone requires achievement of an average closing price per share of our Class A common stock of $32.09 for a 30 consecutive calendar day period. The second milestone requires achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. Achievement of the first milestone results in 67% of the 703,117 PRSUs becoming eligible to vest. Achievement of the second milestone results in 133% of the 703,117 PRSUs becoming eligible to vest. Upon achievement, 25% of the eligible PRSUs vest on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. In October 2021, our compensation committee determined that the second milestone was achieved.
(6)	This amount reported is computed in accordance with ASC Topic 718, which excludes the impact of estimated forfeitures related to service-based and performance-based vesting conditions, reflects the accounting cost for the equity awards, and does not correspond to the actual economic value that may ultimately be realized by Mr. Ramaswami from the equity award. The reported amount assumes that all service-based and performance-based vesting conditions will be achieved.
(7)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2020, subject to continued service to us through each vesting date.
(8)	The RSUs vest as to 50% of the underlying shares on December 15, 2023 and 50% on December 15, 2024, subject to continued service to us through each vesting date.
(9)	On December 15, 2020, our compensation committee modified the stock price milestone for 75,000 PRSUs that were previously granted to Mr. Kaddaras on February 1, 2020. The original stock price milestone required achievement of an average closing price per share of our Class A common stock for a 180-day calendar period of $65 per share. The modified stock price milestone requires achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. Achievement of the milestone results in all 75,000 PRSUs becoming eligible to vest. Upon achievement, eligible PRSUs vest quarterly through December 15, 2023, subject to continued service to us through each vesting date. In October 2021, our compensation committee determined that the milestone was achieved.
(10)	The amount reported represents the incremental fair value calculated as of the modification date on December 15, 2020 with respect to the 75,000 PRSUs that were modified.

NUTANIX, INC. 2021 PROXY STATEMENT	47

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2021 YEAR-END TABLE

The following table presents, for each of our named executive officers, information concerning each outstanding equity award held by such named executive officer as of July 31, 2021. This information supplements the information about these awards set forth in the “Fiscal Year 2021 Summary Compensation Table” above.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Rajiv Ramaswami	12/9/2020	—		—	—	—	378,601	(2)	13,637,208	—		—
	12/9/2020	—		—	—	—	—		—	935,145	(3)	33,683,923
Dheeraj Pandey	—	—		—	—	—	—		—	—		—
Duston M. Williams	6/19/2014	418,750	(4)	—	3.20	6/18/2024	—		—	—		—
	6/19/2014	205,000	(4)	—	3.20	6/18/2024	—		—	—		—
	12/12/2017	—		—	—	—	15,000	(5)	540,300	—		—
	10/23/2018	—		—	—	—	37,500	(6)	1,350,750	—		—
	8/27//2019	—		—	—	—	84,375	(7)	3,039,188	—		—
	10/2/2020	—		—	—	—	191,545	(8)	6,899,451	—		—
Christopher Kaddaras	6/2/2018	—		—	—	—	5,625	(9)	202,613	—		—
	2/27/2019	—		—	—	—	109,375	(10)	3,939,688	—		—
	2/1/2020	—		—	—	—	109,375	(11)	3,939,688	—		—
	2/2/2021	—		—	—	—	31,715	(12)	1,142,374	—		—
	2/1/2020	—		—	—	—	—		—	75,000	(13)	2,701,500
David Sangster	12/12/2017	—		—	—	—	10,625	(5)	382,713	—		—
	10/23/2018	—		—	—	—	37,500	(6)	1,350,750	—		—
	8/27/2019	—		—	—	—	140,625	(7)	5,065,313	—		—
	10/2/2020	—		—	—	—	153,236	(8)	5,519,561	—		—
	9/16/2016	—		—	—	—	—		—	100,000	(14)	3,602,000
Tyler Wall	11/28/2017	—		—	—	—	37,500		1,350,750	—		—
	8/27/2019	—		—	—	—	42,188	(7)	1,519,612	—		—
	10/2/2020	—		—	—	—	84,280	(8)	3,035,766	—		—
(1)	Based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on July 31, 2021, which was $36.02.
(2)	25% of the RSUs vest on December 15, 2021, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date.
(3)	The PRSUs are subject to stock price-based milestones. The first milestone requires achievement of an average closing price per share of our Class A common stock of $32.09 for a 30 consecutive calendar day period. The second milestone requires achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. Achievement of the first milestone results in 67% of the 703,117 PRSUs becoming eligible to vest. Achievement of both milestones results in 133% of the 703,117 PRSUs becoming eligible to vest. Upon achievement, 25% of the eligible PRSUs vest on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. In October 2021, our compensation committee determined that the second milestone was achieved.
(4)	The shares subject to the options are fully vested and exercisable immediately.

48	NUTANIX, INC. 2021 PROXY STATEMENT

(5)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on March 15, 2018, subject to continued service to us through each vesting date.
(6)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on March 15, 2019, subject to continued service to us through each vesting date.
(7)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2019, subject to continued service to us through each vesting date.
(8)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2020, subject to continued service to us through each vesting date.
(9)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on June 15, 2018, subject to continued service to us through each vesting date.
(10)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on June 15, 2019, subject to continued service to us through each vesting date.
(11)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on March 15, 2020, subject to continued service to us through each vesting date.
(12)	50% of the RSUs vest on December 15, 2023 and 50% of the RSUs vest on December 15, 2024, subject to continued service to us through each vesting date.
(13)	The PRSUs are subject to a stock price-based milestone, which was modified on December 15, 2020. The milestone requires achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. Achievement of the milestone results in all 75,000 PRSUs becoming eligible to vest. Upon achievement, eligible PRSUs vest quarterly through December 15, 2023, subject to continued service to us through each vesting date. In October 2021, our compensation committee determined that the milestone was achieved.
(14)	One-third of the shares subject to the awards vest on the later of January 1, 2019 or upon our compensation committee’s certification that our company has achieved the performance goal, subject to continued service to us through the vesting date. One-third of the shares subject to the awards vest on the later of January 1, 2020 or upon the compensation committee’s certification that our company has achieved the performance goal, subject to continuous service through the vesting date. One-third of the shares subject to the awards vest on the later of January 1, 2021 or upon our compensation committee’s certification that our company has achieved the performance goal, subject to continuous service through the vesting date.

2021 OPTION EXERCISES AND STOCK VESTED VALUE

The following table presents, for each of our named executive officers, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSU and PRSU awards and the related value realized during fiscal year 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Rajiv Ramaswami	—	—	—	—
Dheeraj Pandey	2,091,000	49,178,130	37,500	1,050,000
Duston M. Williams	—	—	186,702	5,641,812
Christopher Kaddaras	—	—	132,500	3,979,596
David M. Sangster	7,918	219,432	144,112	4,448,834
Tyler Wall	—	—	113,199	3,477,521
(1)	The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the closing price per share (or the sale price per share in the event of a same day sale) of our Class A common stock on the date of exercise, multiplied by (ii) the number of shares underlying the stock option exercised.
(2)	The value realized upon vesting of RSUs or PRSUs is calculated by multiplying the number of shares vested by the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the applicable vest date (or, in the event the applicable vest date occurs on a holiday or weekend, the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the immediately preceding trading day).

NUTANIX, INC. 2021 PROXY STATEMENT	49

EMPLOYMENT ARRANGEMENTS

EMPLOYMENT ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

We have entered into employment agreements with each of our currently employed named executive officers. Each of these arrangements was negotiated on our behalf by the compensation committee or our then current CEO.

Typically, these arrangements provide for at-will employment and set forth the initial terms and conditions of employment of each named executive officer, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for initial equity awards and in certain cases the circumstances, if applicable, under which post-employment compensation or vesting acceleration terms might apply. These offers of employment were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

Rajiv Ramaswami

We entered into an employment letter with Rajiv Ramaswami, our President and CEO on December 7, 2020. The employment letter has an indefinite term and Mr. Ramaswami’s employment is at-will. Mr. Ramaswami’s current annual base salary is $800,000, and he is currently eligible to earn annual incentive compensation with a target equal to $800,000, based upon achievement of targets determined by our board of directors or compensation committee for each fiscal year.

In connection with entering into the employment letter, we offered Mr. Ramaswami time-based and performance-based equity awards with an aggregate grant date fair value for financial accounting purposes of $32,000,000, assuming the value of a share is a trailing 30-calendar day trading average ending on the date prior to his start date and using a Monte Carlo simulation. This resulted in two RSU grants to Mr. Ramaswami under our 2016 Equity Incentive Plan and RSU agreements, covering an aggregate of 1,081,718 shares. For additional details regarding Mr. Ramaswami’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Ramaswami is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

Duston M. Williams

We entered into an employment letter with Duston Williams, our Chief Financial Officer, on April 26, 2014. The employment letter has an indefinite term and Mr. Williams’ employment is at-will. Mr. Williams’ current annual base salary is $475,000, and he is currently eligible to earn annual incentive compensation with a target equal to $356,250, based upon achievement of targets determined by our board of directors or compensation committee for each fiscal year.

In connection with his hire, Mr. Williams was granted two option grants and one RSU grant covering an aggregate of 1,460,000 shares under our 2010 Plan all of which have vested in full. For additional details regarding Mr. Williams’ outstanding equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Williams is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

Christopher Kaddaras

In connection with Christopher Kaddaras’ promotion to Chief Revenue Officer in February 2021, we entered into an employment letter with Mr. Kaddaras on February 1, 2021. The employment letter has an indefinite term and Mr. Kaddaras’ employment is at-will. Mr. Kaddaras’ current annual base salary is $600,000, and he is currently eligible to earn annual incentive compensation with a target equal to $600,000, based upon achievement of targets determined by our board of directors or compensation committee for each fiscal year.

In connection with his promotion to Chief Revenue Officer, Mr. Kaddaras was granted 31,715 RSUs under our 2016 Equity Incentive Plan with 50% of the RSUs vesting on December 15, 2023 and 50% of the RSUs vesting on December 15, 2024. For additional details regarding Mr. Kaddaras’ equity awards, see “Executive Compensation – Executive Compensation Tables” above.

50	NUTANIX, INC. 2021 PROXY STATEMENT

Mr. Kaddaras is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

On October 4, 2021, we announced that Mr. Kaddaras will be resigning from our company effective October 31, 2021.

David M. Sangster

We entered into an employment letter with David Sangster, our Chief Operating Officer, on October 17, 2011. The employment letter has an indefinite term and Mr. Sangster’s employment is at-will. Mr. Sangster’s current annual base salary is $475,000, and he is currently eligible to earn annual incentive compensation with a target equal to $356,250, based upon achievement of targets determined by our board of directors or compensation committee for each fiscal year.

In connection with his hire, Mr. Sangster was granted a stock option under our 2010 Plan and option agreement to purchase 350,000 shares of our Class A common stock. That option has vested in full and has been exercised by Mr. Sangster. For additional details regarding Mr. Sangster’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Sangster is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

Tyler Wall

We entered into an employment letter with Tyler Wall, our Chief Legal Officer, on November 20, 2017. The employment letter has an indefinite term and Mr. Wall’s employment is at-will. Mr. Wall’s current annual base salary is $425,000, and he is currently eligible to earn annual incentive compensation with a target equal to $255,000 based upon achievement of targets determined by our board of directors or compensation committee for each fiscal year.

In connection with his hire, Mr. Wall was granted 300,000 RSUs under our 2016 Equity Incentive Plan, which vest over four years with a one-year vesting cliff. For additional details regarding Mr. Wall’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Wall is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

SEVERANCE AND CHANGE OF CONTROL-RELATED BENEFITS

Executive Severance Policy

We have an Executive Severance Policy, pursuant to which a designated employee is eligible to receive severance benefits in lieu of any other severance payments and benefits, subject to the employee signing a participation agreement, in connection with the involuntary termination of their employment under the circumstances described in our Executive Severance Policy. Generally, upon a termination of the eligible employee either (i) by us, other than for Cause, death, or disability, or (ii) by the applicable eligible employee on account of a Constructive Termination (such termination, “Qualified Termination”), then our Executive Severance Policy provides for:

(1)	a lump sum payment equal to the participant’s annual base salary, as in effect immediately prior to the participant’s Qualified Termination or, if the termination is due to a resignation for Constructive Termination based on a material reduction in annual base salary, immediately prior to such reduction, multiplied by 100% for each Tier 1 eligible employee, 75% for each Tier 2 eligible employee and 50% for each Tier 3 eligible employee, and
(2)	payment or reimbursement, at our sole discretion, of the cost of continued health benefits for a period of up to twelve months for each Tier 1 eligible employee, up to nine months for each Tier 2 eligible employee and up to six months for each Tier 3 eligible employee.

In order to receive severance benefits under our Executive Severance Policy, a participant must timely execute and not revoke a release of claims in favor of us.

NUTANIX, INC. 2021 PROXY STATEMENT	51

For purposes of our Executive Severance Policy, constructive termination (“Constructive Termination”) means the eligible employee’s termination of his or her employment after the occurrence of one or more of the following events without the applicable eligible employee’s express written consent:

(1)	a reduction in substantially all of the applicable eligible employee’s responsibilities relative to his or her responsibilities in effect immediately prior to such reduction (provided, however, that, a change in title or reporting structure, without more, shall not constitute a Constructive Termination), and
(2)	a reduction by us in the applicable eligible employee’s rate of annual base salary by more than 25% within a single calendar year (provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of our company shall not constitute a Constructive Termination).

In order for the applicable eligible employee’s termination of his or her employment to be a Constructive Termination, the eligible employee must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for “Constructive Termination” within 90 days of the initial existence of the grounds for “Constructive Termination” and a cure period of 30 days following our receipt of written notice, such grounds must not have been cured during such time, and the eligible employee must terminate his or her employment within 30 days following such cure period.

Each of our named executive officers is eligible to participate in our Executive Severance Policy. Therefore, we have not described and quantified estimated payments and benefits that would be provided in each covered circumstance under our Executive Severance Policy to any of our eligible named executive officers.

Change of Control Severance Policy

We have a Change of Control and Severance Policy, pursuant to which a designated employee is eligible to receive severance benefits in lieu of any other severance payments and benefits, subject to the employee signing a participation agreement, in connection with a change of control of our company or in connection with the involuntary termination of their employment under the circumstances described in our Change of Control Severance Policy. Each of our named executive officers is a participant in our Change of Control Severance Policy. Generally, if a participant’s employment is terminated within three months prior to or 12 months following the consummation of a change of control, which such period is referred to as the change of control period, either by us or a subsidiary of ours other than for cause, death or disability or by the participant for good reason, then our Change of Control Severance Policy provides that:

(1)	the applicable percentage of the then-unvested shares subject to each of the participant’s then-outstanding time-based equity awards will immediately vest and become exercisable, with such percentage being 100% for each of our named executive officers,
(2)	for performance-based equity, the equity vesting benefit will be the amount that would have vested (a) based on actual performance, if performance has been measured or is measurable at the change of control; otherwise (b) at target level of performance,
(3)	a lump sum payment equal to the participant’s annual base salary, as in effect immediately prior to the participant’s termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, immediately prior to such reduction, or immediately prior to the change of control, whichever is greater, multiplied by 100% for our CEO and 75% for each of our other named executive officers,
(4)	a lump sum payment equal to the participant’s target annual bonus as in effect for the fiscal year in which his or her termination of employment occurs, multiplied by 100% for our CEO and 75% for each of our other named executive officers, and
(5)	payment or reimbursement of the cost of continued health benefits for a period of up to 12 months for our CEO and nine months for each of our other named executive officers.

52	NUTANIX, INC. 2021 PROXY STATEMENT

In order to receive severance benefits under our Change of Control Severance Policy, a participant must timely execute and not revoke a release of claims in favor of us. In addition, our Change of Control Severance Policy provides that, if any payment or benefits to a participant, including the payments and benefits under our Change of Control Severance Policy, would constitute a parachute payment within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (ii) not reduced, whichever, after taking into account all applicable federal, state and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

For purposes of each of our Change of Control Severance Policy and our Executive Severance Policy, cause (“Cause”) means any of the following reasons (with any references to us interpreted to include any subsidiary, parent, affiliate or successor of ours):

•	the participant’s repeated willful failure to perform his or her duties and responsibilities to us or the participant’s material violation of any material written policy of ours;
•	the participant’s commission of any act of fraud, embezzlement or any other willful misconduct that has caused or is reasonably expected to result in injury to us;
•	the participant’s unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom the participant owes an obligation of nondisclosure as a result of his or her relationship with us; or
•	the participant’s material breach of any of his or her obligations under any written agreement or covenant with us.

Where the facts giving rise to Cause are capable of being remedied, we are required to provide written notice to the participant of the facts giving rise to Cause and provide the participant with 30 calendar days with which to reasonably remedy such facts.

For purposes of our Change of Control Severance Policy, good reason means the participant’s termination of his or her employment in accordance with the next sentence after the occurrence of one or more of the following events without the participant’s express written consent:

•	a material reduction of the participant’s duties, authorities or responsibilities relative to the participant’s duties, authorities or responsibilities in effect immediately prior to such reduction (which, in the case of our CEO, includes ceasing to act as the CEO of the combined entity following the change of control);
•	a material reduction by us in the participant’s rate of annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of ours will not constitute good reason;
•	a material change in the geographic location of the participant’s primary work facility or location; provided, that a relocation of less than 35 miles from the participant’s then present location will not be considered a material change in geographic location; or
•	our failure to obtain from any successor or transferee of ours an express written and unconditional assumption of our obligations to the participant under our Change of Control Severance Policy.

In order for the participant’s termination of his or her employment to be for good reason, the participant must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a cure period of 30 days following the date of written notice, such grounds must not have been cured during such time, and the participant must terminate his or her employment within 30 days following the expiration of our 30-day cure period.

NUTANIX, INC. 2021 PROXY STATEMENT	53

Potential Payments Upon Termination or Change of Control

The following table sets forth the estimated payments that would be received by each of our named executive officers who remained employed with us as of July 31, 2021 if (i) pursuant to the terms of our Executive Severance Policy, a hypothetical termination of employment by us (other than for cause, death, or disability) or a hypothetical termination by the officer on account of a constructive termination had occurred on July 31, 2021 and (ii) pursuant to the terms of our Change of Control Severance Policy, a hypothetical termination of employment by us (other than for cause, death, or disability) or a hypothetical termination by the officer for good reason during in connection with a change of control of our company had occurred on July 31, 2021. The table below reflects amounts that would have been payable to the named executive officer assuming that, if applicable, the hypothetical termination occurred on July 31, 2021 and, if applicable, a change of control of our company also occurred on that date. Mr. Pandey resigned as our CEO and Chairman in December 2020. Mr. Pandey did not receive any severance payments or benefits in connection with his resignation.

Name	Salary Severance(1)	Bonus Severance(2)	Value of Accelerated Vesting(3)	Continuation of Medical Benefits(4)	Total
Rajiv Ramaswami
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	$800,000	—	—	$19,691	$819,691
Termination by us without cause or resignation for good reason during change of control period	$800,000	$800,000	$47,321,131	$19,691	$48,940,822
Duston M. Williams
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	$475,000	—	—	$29,047	$504,047
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	$356,250	$267,188	$11,829,688	$21,786	$12,474,912
Christopher Kaddaras
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	$600,000	—	—	$22,423	$622,423
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	$450,000	$450,000	$11,925,862	$16,817	$13,516,862
David M. Sangster
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	$475,000	—	—	$29,047	$504,047
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	$356,250	$267,188	$12,318,336	$21,786	$12,963,560
Tyler Wall
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	$425,000	—	—	$29,047	$454,047
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	$318,750	$191,250	$5,906,127	$21,786	$6,437,913

(1)	For Mr. Ramaswami, the amounts reported reflect a lump-sum payment equal to 100% of his annual base salary as of July 31, 2021 under our Executive Severance Policy and a lump-sum payment equal to 100% of his annual base salary as of July 31, 2021 under our Change of Control Severance Policy. For each of Messrs. Williams, Kaddaras, Sangster, and Wall, the amounts reported reflect a lump-sum payment equal to 100% of his annual base salary as of July 31, 2021 under our Executive Severance Policy and a lump-sum payment equal to 75% of his annual base salary as of July 31, 2021 under our Change of Control Severance Policy.
(2)	For Mr. Ramaswami, the amount reported reflects a lump-sum payment equal to 100% of his annual bonus target for fiscal year 2021 under our Change of Control Severance Policy. For each of Messrs. Williams, Kaddaras, Sangster, and Wall, the amount reported reflects a lump-sum payment equal to 75% of his annual bonus target for fiscal year 2021 under our Change of Control Severance Policy.
(3)	Reflects the accelerated stock option and RSU payment values based upon the closing price of our Class A common stock of $36.02 as reported on The Nasdaq Global Select Market on July 31, 2021, less any applicable exercise price in the case of stock options.
(4)	For Mr. Ramaswami, the amount reported reflects the cost of COBRA continuation coverage based on elected level of healthcare coverage (medical, dental and vision) for twelve months under our Executive Severance Policy and for twelve months under our Change of Control Severance Policy. For each of Messrs. Williams, Kaddaras, Sangster, and Wall, the amount reported reflects the cost of COBRA continuation coverage based on elected level of healthcare coverage (medical, dental and vision) for twelve months under our Executive Severance Policy and for nine months under our Change of Control Severance Policy.

54	NUTANIX, INC. 2021 PROXY STATEMENT

CEO PAY RATIO

In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing (i) the ratio of the combined annual total compensation of our former CEO, Dheeraj Pandey, and our current CEO, Rajiv Ramaswami, to (ii) the annual total compensation of our median employee, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Because we had two CEOs in fiscal year 2021, SEC rules allow us the option of calculating the compensation provided to each CEO during fiscal year 2021 for the time each served as CEO and combining those amounts, or calculating the compensation provided to the CEO serving in that position on the date we selected to identify the median employee and annualizing that CEO’s compensation. For purposes of determining the pay ratio for fiscal year 2021, we decided to combine the annual total compensation of our former CEO and our current CEO. The fiscal year 2021 annual total compensation for our current CEO includes a new hire package that he received upon his appointment in December 2020, including a sign-on equity award intended as “make-whole” compensation for the value of unvested equity that he forfeited upon his departure from his previous employer as discussed in “Executive Compensation – Compensation Discussion and Analysis – Executive Summary.” Therefore, the pay ratio for fiscal year 2021 is higher than what was disclosed in fiscal year 2020 and is higher than the ratio we expect to disclose in fiscal year 2022.

For fiscal year 2021:

•	the combined annual total compensation of our former CEO and our current CEO was $37,990,055;
•	the annual total compensation of our median employee was $162,283; and
•	the ratio of the combined annual total compensation of our former CEO and our current CEO to the median employee was 234:1.

We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected July 31, 2021 as the date on which to determine our employee population and the median employee. In determining this population, we included all worldwide full-time and part-time employees other than our CEO. We did not include any contractors in our employee population. As permitted by SEC rules, to identify our median employee, we elected to use total target cash compensation plus the grant date fair market value of equity awards, if any, as our consistently applied compensation measure, which we refer to herein as total target compensation and calculated as (i) base salary and target bonus as of July 31, 2021, and (ii) the grant date fair market value of equity awards issued during the previous twelve months. For employees paid in a currency other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various financial and accounting purposes in effect on July 31, 2021. To identify our median compensated employee, we then calculated the total target direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

NUTANIX, INC. 2021 PROXY STATEMENT	55

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes our equity compensation plan information as of July 31, 2021. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	25,042,089	$5.20	19,689,547
Equity plans not approved by stockholders	—	—	—
(1)	Includes 3,334,056 outstanding stock options and 21,708,033 outstanding RSUs.
(2)	The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account stock underlying restricted stock units, which generally have no exercise price.
(3)	Includes 14,500,946 shares reserved for future equity grants under our 2016 Equity Incentive Plan and 5,188,601 shares reserved for future stock purchase plan awards under our ESPP. Our 2016 Equity Incentive Plan provides that the total number of shares reserved for issuance under our 2016 Equity Incentive Plan will be automatically increased on the first day of each fiscal year beginning in fiscal year 2018, by an amount equal to the least of (i) 18,000,000 shares, (ii) 5% of the outstanding shares of all classes of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our board of directors may determine. Accordingly, on August 1, 2021, the number of shares of Class A common stock available for issuance under our 2016 Equity Incentive Plan increased by 10,710,504 shares, pursuant to this provision. This increase is not reflected in the table above, which is as of July 31, 2021.

56	NUTANIX, INC. 2021 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the close of business on October 12, 2021, certain information with respect to the beneficial ownership of our common stock: (i) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock or Class B common stock; (ii) by each of our directors; (iii) by each of our named executive officers; and (iv) by all of our current executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based on 211,353,149 shares of Class A common stock and 5,572,877 shares of Class B common stock outstanding as of the close of business on October 12, 2021. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock with respect to which the individual has the right to acquire beneficial ownership within 60 days of October 12, 2021 through the exercise of any stock option or other right. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

NUTANIX, INC. 2021 PROXY STATEMENT	57

	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
Entities affiliated with Fidelity(2)	30,633,116	14.5	72,872	1.3	11.7
Entities affiliated with the Vanguard Group(3)	19,178,900	9.1	—	—	7.2
Entities affiliated with Generation Investment Management LLP(4)	18,794,321	8.9	—	—	7.0
Named Executive Officers and Directors:
Rajiv Ramaswami	953	*	—	—	*
Dheeraj Pandey(5)	61,628	*	5,310,818	95.3	19.9
Duston M. Williams(6)	224,071	*	655,000	10.6	2.5
Christopher Kaddaras	181,670	*	—	—	*
David Sangster	113,790	*	—	—	*
Tyler Wall	83,370	*	—	—	*
Susan L. Bostrom(7)	27,202	*	—	—	*
Craig Conway(8)	42,316	*	—	—	*
Virginia Gambale(9)	29,255	*	—	—	*
Steven J. Gomo(10)	112,695	*	—	—	*
Max de Groen(11)	14,965	*	—	—	*
David Humphrey(12)	14,965	*	—	—	*
Brian Stevens(13)	27,200	*	—	—	*
All directors and executive officers as a group (11 persons)(14)	1,345,782	*	655,000	10.6	2.6

* Denotes less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)	Consists of: (i) 72,872 shares of Class B common stock held of record by investment companies advised by FMR Co., Inc. and Fidelity Management & Research (Hong Kong) Limited, both indirect wholly-owned subsidiaries of FMR LLC; and (ii) 30,633,116 shares of Class A common stock held of record by FMR LLC and its affiliates. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. Based on a Schedule 13G/A filed on February 8, 2021, a Form 13F-HR filed on August 13, 2021 by FMR LLC and, with respect to holdings of Class B common stock, information supplied by our transfer agent.
(3)	Consists of 19,178,900 shares of Class A common stock beneficially owned by The Vanguard Group and its affiliates. Based on a Schedule 13G/A filed on February 10, 2021 and a Form 13F-HR filed on August 13, 2021 by The Vanguard Group and its affiliates. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(4)

Consists of 18,794,321 shares of Class A common stock beneficially owned by Generation Investment Management LLP. Based on a Schedule 13G/A filed on February 16, 2021 and a Form 13F-HR filed on August 16, 2021, by Generation Investment Management LLP. The address for Generation Investment Management LLP is 20 Air Street, 7th floor, London, United Kingdom W1B 5AN.

58	NUTANIX, INC. 2021 PROXY STATEMENT

(5)	Consists of (i) 4,129,818 shares of Class B common stock held of record by The Pandey Revocable Trust for which Mr. Pandey and Mr. Pandey’s spouse serve as co-trustees; (ii) 300,000 shares of Class B common stock held of record by the 2020 Irrevocable Descendants’ Trust; (iii) 881,000 shares of Class B common stock held by Mr. Pandey; and (iv) 61,628 shares of Class A common stock held by Mr. Pandey.
(6)	Consists of (i) 224,071 shares of Class A common stock held of record by Mr. Williams, (ii) 31,250 shares of Class B common stock held of record by Mr. Williams, and (iii) 623,750 shares of Class B common stock subject to options exercisable within 60 days of October 12, 2021.
(7)	Consists of (i) 14,646 shares of Class A common stock held of record by Ms. Bostrom and (ii) 12,556 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(8)	Consists of (i) 30,298 shares of Class A common stock held of record by Mr. Conway and (ii) 12,018 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(9)	Consists of (i) 11,109 shares of Class A common stock held of record by Ms. Gambale, (ii) 5,500 shares of Class A common stock held of record by Virginia Gambale TTEE Virginia Gambale REV Trust DTD 5/22/2003 for which Ms. Gambale serves as trustee, and (iii) 12,646 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(10)	Consists of (i) 99,780 shares of Class A common stock held of record by Mr. Gomo and (ii) 12,915 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(11)	Consists of (i) 3,126 shares of Class A common stock held of record by Mr. de Groen and (ii) 11,839 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(12)	Consists of (i) 3,126 shares of Class A common stock held of record by Mr. Humphrey and (ii) 11,839 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(13)	Consists of (i) 15,361 shares of Class A common stock held of record by Mr. Stevens and (ii) 11,839 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021.
(14)	Consists of (i) 605,130 shares of Class A common stock beneficially owned by our executive officers and directors as a group, (ii) 31,250 shares of Class B common stock beneficially owned by our executive officers and directors as a group, (iii) 85,652 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 12, 2021, and (iv) 623,750 shares of Class B common stock subject to options exercisable within 60 days of October 12, 2021.

NUTANIX, INC. 2021 PROXY STATEMENT	59

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the associated proxy intend to vote on such matters in accordance with their best judgment.

We filed our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 with the SEC on September 21, 2021. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 at http://ir.nutanix.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 is available without charge upon written request to our Secretary at 1740 Technology Drive, Suite 150, San Jose, California 95110.

60	NUTANIX, INC. 2021 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We mailed the Notice on or about October 26, 2021 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend and participate in the Annual Meeting online?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting, live online at www.virtualshareholdermeeting.com/NTNX2021. The webcast will start at 9:00 a.m., Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/NTNX2021.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 12, 2021, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 211,353,149 shares of Class A common stock and 5,572,877 shares of Class B common stock outstanding and entitled to vote, together referred to as our common stock.

Stockholder of Record: Shares Registered in Your Name

If, as of the close of business on the record date, your shares of common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, as of the close of business on the record date, your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from your broker, bank or other agent.

NUTANIX, INC. 2021 PROXY STATEMENT	61

What matters am I voting on?

There are three matters scheduled for a vote:

•	Election of three Class II directors to hold office until the annual meeting of stockholders to take place after the end of fiscal year ending July 31, 2024;
•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022; and
•	The approval, on a non-binding advisory basis, of the compensation of our named executive officers.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/NTNX2021, starting at 9:00 a.m., Pacific Time, on December 10, 2021.
•	To vote online before the Annual Meeting, go to www.proxyvote.com.
•	To vote by toll-free telephone, call 1-800-690-6903 if you are a stockholder of record or 1-800-454-8683 if you are a “beneficial” stockholder (be sure to have your Notice or proxy card in hand when you call).
•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card up until 11:59 p.m., Eastern Time, the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the Notice, or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name”.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in such notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

62	NUTANIX, INC. 2021 PROXY STATEMENT

Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a written notice that you are revoking your proxy to our Secretary at 1740 Technology Drive, Suite 150, San Jose, California 95110.
•	You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the Internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when (i) a broker or other nominee holds shares for a beneficial owner, (ii) the beneficial owner has not given the respective broker specific voting instructions, (iii) the matter is non-routine in nature, and (iv) there is at least one routine proposal presented at the applicable meeting of stockholders (such as Proposal 2 at this Annual Meeting). Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Broker non-votes are considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker or other nominee specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 2) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any of the proposals.

Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “abstain.” Abstentions are counted for purposes of determining whether a quorum is present and are also counted as votes against a proposal in cases where approval of the proposal requires the votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal (Proposals 2 and 3).

Proposals 1 and 3 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of all three nominees as Class II directors, FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022, and FOR the approval of the compensation of our named executive officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using the proxyholder’s best judgment.

NUTANIX, INC. 2021 PROXY STATEMENT	63

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How do I find out whether I have Class A common stock or Class B common stock?

If you are unsure whether you hold shares of Class A common stock or Class B common stock, contact our stock administrator at stocks@nutanix.com.

How many votes are needed to approve each proposal and how are the votes counted?

•	Proposal 1: Directors are elected by a plurality vote. Therefore, the three director nominees for Class I receiving the highest number of FOR votes will be elected. You may vote FOR or WITHHOLD on each of the nominees for election as director. WITHHOLD votes and broker non-votes have no legal effect on the election of directors.
•	Proposal 2: The ratification of the selection of our independent registered public accounting firm for the fiscal year ending July 31, 2022 must receive FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect as a vote on the outcome of this proposal.
•	Proposal 3: The approval, on an advisory basis, of the compensation of our named executive officers must receive FOR votes from the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote is non-binding, our board of directors values stockholders’ opinions. The compensation committee will review the results of the vote and, consistent with our record of stockholder responsiveness, consider stockholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

Who counts the votes?

We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the Annual Meeting) or by telephone, Broadridge Financial Solutions will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge Financial Solutions for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge Financial Solutions on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies to be voted at the Annual Meeting. We intend to retain Alliance Advisors, LLC for various services related to the solicitation of proxies, which we anticipate will cost approximately $14,000, plus reimbursement of expenses. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. No stockholders provided timely notice of a director nomination or other proposal for the Annual Meeting, thus no other matters will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. To be timely for our 2022 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110 not later than September 11, 2022 nor earlier than August 12, 2022. A stockholder’s notice to the Secretary must also set forth the information required by our amended and restated bylaws.

64	NUTANIX, INC. 2021 PROXY STATEMENT

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2022 annual meeting of stockholders must be received by us no later than June 28, 2022 in order to be considered for inclusion in our proxy materials for that meeting.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock issued, outstanding and entitled to vote are present in person at the meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting that are present in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during or shortly following the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Nutanix, Inc.

Attention: Investor Relations

1740 Technology Drive, Suite 150

San Jose, California 95110

NUTANIX, INC. 2021 PROXY STATEMENT	65

NUTANIX, INC.
1740 TECHNOLOGY DRIVE
SUITE 150
SAN JOSE, CA 95110

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NTNX2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D61339-P60564 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUTANIX, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class II Directors

Nominees:	**For**	**Withhold**
1a. Craig Conway	☐	☐
1b. Virginia Gambale	☐	☐
1c. Brian Stevens	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2022.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D61340-P60564

NUTANIX, INC.
Annual Meeting of Stockholders
December 10, 2021 9:00 AM, PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rajiv Ramaswami, Duston Williams and Tyler Wall or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NUTANIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PST, on December 10, 2021, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/NTNX2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side